EXHIBIT 2(b)





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                 CANANDAIGUA WINE COMPANY, INC.

                               and

                      SUBSIDIARY GUARANTORS

                  _____________________________

                SECOND AMENDMENT AND RESTATEMENT

                   dated as of August 5, 1994

                               of

          AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT


                    Dated as of June 29, 1993


                 ______________________________



                    THE CHASE MANHATTAN BANK
                     (NATIONAL ASSOCIATION),
                            as Agent





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
                        TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                             Page

Section 1.  Definitions and Accounting Matters . . . . . . . .  1

     1.01  Certain Defined Terms . . . . . . . . . . . . . . .  1
     1.02  Accounting Terms and Determinations . . . . . . . . 31
     1.03  Classes and Types of Loans. . . . . . . . . . . . . 32

Section 2.  Commitments, Loans, Notes and Prepayments. . . . . 32

     2.01  Loans . . . . . . . . . . . . . . . . . . . . . . . 32
     2.02  Borrowings of Revolving Credit and Term Loans . . . 35
     2.03  Barton Letter of Credit . . . . . . . . . . . . . . 35
     2.04  Revolving Letters of Credit.. . . . . . . . . . . . 40
     2.05  Changes of Commitments. . . . . . . . . . . . . . . 46
     2.06  Commitment Fee. . . . . . . . . . . . . . . . . . . 47
     2.07  Lending Offices . . . . . . . . . . . . . . . . . . 48
     2.08  Several Obligations; Remedies Independent . . . . . 48
     2.09  Notes . . . . . . . . . . . . . . . . . . . . . . . 48
     2.10  Optional Prepayments and Conversions or
             Continuations of Loans. . . . . . . . . . . . . . 49
     2.11  Mandatory Prepayments and Reductions of
             Commitments . . . . . . . . . . . . . . . . . . . 50

Section 3.  Payments of Principal and Interest . . . . . . . . 53

     3.01  Repayment of Loans. . . . . . . . . . . . . . . . . 53
     3.02  Interest. . . . . . . . . . . . . . . . . . . . . . 54

Section 4.  Payments; Pro Rata Treatment; Computations;
              Etc. . . . . . . . . . . . . . . . . . . . . . . 55

     4.01  Payments. . . . . . . . . . . . . . . . . . . . . . 55
     4.02  Pro Rata Treatment. . . . . . . . . . . . . . . . . 56
     4.03  Computations. . . . . . . . . . . . . . . . . . . . 57
     4.04  Minimum Amounts . . . . . . . . . . . . . . . . . . 57
     4.05  Certain Notices . . . . . . . . . . . . . . . . . . 57
     4.06  Non-Receipt of Funds by the Agent . . . . . . . . . 58
     4.07  Sharing of Payments, Etc. . . . . . . . . . . . . . 59

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . 61

     5.01  Additional Costs. . . . . . . . . . . . . . . . . . 61
     5.02  Limitation on Types of Loans. . . . . . . . . . . . 63
     5.03  Illegality. . . . . . . . . . . . . . . . . . . . . 64
     5.04  Treatment of Affected Loans . . . . . . . . . . . . 64
     5.05  Compensation. . . . . . . . . . . . . . . . . . . . 65
     5.06  Additional Costs in Respect of Letters of Credit. . 66

Section 6.  Guarantee. . . . . . . . . . . . . . . . . . . . . 66

     6.01  Guarantee . . . . . . . . . . . . . . . . . . . . . 66
     6.02  Obligations Unconditional . . . . . . . . . . . . . 67
     6.03  Reinstatement . . . . . . . . . . . . . . . . . . . 74
     6.04  Subrogation . . . . . . . . . . . . . . . . . . . . 74
     6.05  Remedies. . . . . . . . . . . . . . . . . . . . . . 74
     6.06  Continuing Guarantee. . . . . . . . . . . . . . . . 75
     6.07  Limitation on Guarantee Obligations . . . . . . . . 75

Section 7.  Conditions Precedent . . . . . . . . . . . . . . . 75

     7.01  Conditions to Effectiveness of Second Amended
             and Restated Credit Agreement . . . . . . . . . . 75
     7.02  Initial and Subsequent Extensions of Credit . . . . 81

Section 8.  Representations and Warranties . . . . . . . . . . 81

     8.01  Corporate Existence . . . . . . . . . . . . . . . . 81
     8.02  Financial Condition . . . . . . . . . . . . . . . . 82
     8.03  Litigation. . . . . . . . . . . . . . . . . . . . . 82
     8.04  No Breach . . . . . . . . . . . . . . . . . . . . . 82
     8.05  Power, Authority and Enforceability . . . . . . . . 83
     8.06  Approvals . . . . . . . . . . . . . . . . . . . . . 83
     8.07  Use of Credit . . . . . . . . . . . . . . . . . . . 84
     8.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . 84
     8.09  Taxes . . . . . . . . . . . . . . . . . . . . . . . 84
     8.10  Investment Company Act. . . . . . . . . . . . . . . 84
     8.11  Public Utility Holding Company Act. . . . . . . . . 84
     8.12  Material Agreements and Liens . . . . . . . . . . . 85
     8.13  Environmental Matters . . . . . . . . . . . . . . . 85
     8.14  Capitalization. . . . . . . . . . . . . . . . . . . 87
     8.15  Subsidiaries, Etc.. . . . . . . . . . . . . . . . . 88
     8.16  Real Property . . . . . . . . . . . . . . . . . . . 89
     8.17  True and Complete Disclosure. . . . . . . . . . . . 89
     8.18  The Barton Acquisition. . . . . . . . . . . . . . . 90
     8.19  The Vintners Acquisition. . . . . . . . . . . . . . 90
     8.20  The Heublein Acquisition. . . . . . . . . . . . . . 91

Section 9.  Covenants of the Company . . . . . . . . . . . . . 91

     9.01  Financial Statements Etc. . . . . . . . . . . . . . 91
     9.02  Litigation. . . . . . . . . . . . . . . . . . . . . 95
     9.03  Existence, Etc. . . . . . . . . . . . . . . . . . . 96
     9.04  Insurance . . . . . . . . . . . . . . . . . . . . . 97
     9.05  Prohibition of Fundamental Changes. . . . . . . . . 99
     9.06  Limitations on Liens. . . . . . . . . . . . . . . .103
     9.07  Indebtedness. . . . . . . . . . . . . . . . . . . .104
     9.08  Investments . . . . . . . . . . . . . . . . . . . .105
     9.09  Dividend Payments . . . . . . . . . . . . . . . . .106
     9.10  Debt Ratio. . . . . . . . . . . . . . . . . . . . .106
     9.11  Tangible Net Worth. . . . . . . . . . . . . . . . .107
     9.12  Fixed Charges Ratio . . . . . . . . . . . . . . . .109
     9.13  Capital Expenditures. . . . . . . . . . . . . . . .109
     9.14  Interest Coverage Ratio . . . . . . . . . . . . . .110
     9.15  Current Ratio.. . . . . . . . . . . . . . . . . . .110
     9.16  Interest Rate Protection Agreements . . . . . . . .110
     9.17  Transactions with Affiliates. . . . . . . . . . . .111
     9.18  Use of Proceeds . . . . . . . . . . . . . . . . . .111
     9.19  Certain Obligations Respecting Subsidiaries . . . .112
     9.20  Additional Subsidiary Guarantors. . . . . . . . . .112
     9.21  Modifications of Certain Documents. . . . . . . . .112
     9.22  Subordinated Indebtedness.. . . . . . . . . . . . .113
     9.23  Eligible Inventory Located in Off-Premises
             Warehouses. . . . . . . . . . . . . . . . . . . .115

Section 10.  Events of Default . . . . . . . . . . . . . . . .115

Section 11.  The Agent . . . . . . . . . . . . . . . . . . . .120

     11.01  Appointment, Powers and Immunities . . . . . . . .120
     11.02  Reliance by Agent. . . . . . . . . . . . . . . . .121
     11.03  Defaults . . . . . . . . . . . . . . . . . . . . .121
     11.04  Rights as a Bank . . . . . . . . . . . . . . . . .122
     11.05  Indemnification. . . . . . . . . . . . . . . . . .122
     11.06  Non-Reliance on Agent and Other Banks. . . . . . .123
     11.07  Failure to Act . . . . . . . . . . . . . . . . . .123
     11.08  Resignation or Removal of Agent. . . . . . . . . .123
     11.09  Consents under Basic Documents . . . . . . . . . .124

Section 12.  Miscellaneous . . . . . . . . . . . . . . . . . .124

     12.01  Waiver . . . . . . . . . . . . . . . . . . . . . .124
     12.02  Notices. . . . . . . . . . . . . . . . . . . . . .124
     12.03  Expenses, Etc. . . . . . . . . . . . . . . . . . .125
     12.04  Amendments, Etc. . . . . . . . . . . . . . . . . .126
     12.05  Successors and Assigns . . . . . . . . . . . . . .127
     12.06  Assignments and Participations . . . . . . . . . .127
     12.07  Survival . . . . . . . . . . . . . . . . . . . . .129
     12.08  Captions . . . . . . . . . . . . . . . . . . . . .130
     12.09  Counterparts . . . . . . . . . . . . . . . . . . .130
     12.10  Governing Law; Submission to Jurisdiction. . . . .130
     12.11  Waiver of Jury Trial . . . . . . . . . . . . . . .130
     12.12  Treatment of Certain Information . . . . . . . . .130
     12.13  Notices under the Senior Subordinated Debt
              Documents. . . . . . . . . . . . . . . . . . . .131


SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Hazardous Materials
SCHEDULE III - Subsidiaries and Investments
SCHEDULE IV  - Litigation
SCHEDULE V   - Real Property
SCHEDULE VI  - Life Insurance Agreements
SCHEDULE VII - Existing Loan Reallocation

EXHIBIT A-1  - Form of Revolving Credit Note
EXHIBIT A-2  - Form of Term Loan Note
EXHIBIT A-3  - Form of Swingline Note
EXHIBIT B    - Form of Borrowing Base Certificate
EXHIBIT C    - Form of Security Agreement
EXHIBIT D-1  - Form of Modification and Confirmation of
                 Deed of Trust (California -- Bisceglia and
                 Guild)
EXHIBIT D-2  - Form of Modification and Confirmation of Deed of
                 Trust (Vintners Acquisition Corp.)
EXHIBIT D-3  - Form of Modification and Confirmation of New York
                 Mortgages
EXHIBIT D-4  - Form of Modification Confirmation of Kentucky
                 Mortgage
EXHIBIT E    - Form of New York Mortgage
EXHIBIT F    - Form of Kentucky Mortgage
EXHIBIT G    - Form of California Deed of Trust
EXHIBIT H-1 - Form of Opinion of Special Counsel to Obligors EXHIBIT H-2 - Form of Opinion of California Counsel to Obligors EXHIBIT H-3 - Form of Opinion of Kentucky Counsel to Obligors
EXHIBIT I    - Form of Opinion of Special New York Counsel
                 to Chase
EXHIBIT J    - Form of Confidentiality Agreement
EXHIBIT K    - Form of Barton Letter of Credit

          SECOND AMENDMENT AND RESTATEMENT dated as of August 5, 1994, between: CANANDAIGUA WINE COMPANY, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or which, pursuant to
Section 12.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

          The Company, certain of the Subsidiary Guarantors, the Existing Banks (as defined below) and the Agent are parties to an Amendment and Restatement dated as of June 29, 1993 of Credit Agreement dated as of September 30, 1991 (as heretofore modified and supplemented and in effect on the date of this Agreement, the "Existing Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) by the Existing Banks to the Company. The parties hereto wish to amend and restate the Existing Credit Agreement in its entirety to provide for, among other things, the increase of the amount of credit available thereunder, additional lenders to become parties thereto and the making of loans to provide a portion of the funds needed to acquire certain assets from Heublein, Inc., it being the intention of the parties hereto that the loans and letters of credit outstanding under the Existing Credit Agreement on the Effective Date (as hereinafter defined) shall continue and remain outstanding and not be repaid on the Effective Date but shall be assigned and reallocated among the Banks as provided in Section
2.01 and 2.04 hereof.

          Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the date hereof (but subject to the satisfaction of the conditions precedent specified in Section 7 hereof), be amended and restated in its entirety as follows:

          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Acquisitions" shall mean, collectively, the Barton
Acquisition, the Heublein Acquisition and the Vintners
Acquisition.

          "Adjusted Cash Flow" shall mean, for any period (the "calculation period"), the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:
(a) Operating Cash Flow for the calculation period, minus
(b) Capital Expenditures made during the calculation period (excluding (x) Capital Expenditures made from the proceeds of Indebtedness other than Indebtedness hereunder and (y) Restructuring Capital Expenditures made during such period, but not exceeding an aggregate amount for all calculation periods of $22,270,000) plus (c) the decrease (or minus the increase) of Working Capital from the last day of the fiscal quarter immediately preceding the calculation period to the last day of the calculation period.

          "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates.

          "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 1/4% per annum; and (b) with respect to Eurodollar Loans, 1-1/2% per annum; provided that if the Debt Ratio as at the last day of any quarter of the Company ending after August 31, 1994 shall fall within any of the ranges set forth in the schedule below then, subject to the delivery to the Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Loan shall be reduced to the rate set forth opposite such range in the schedule below during the period commencing on the Quarterly Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter and provided further that in the event that at any time any long-term senior secured debt securities of the Company are rated BBB- or better by Standard & Poor's Corporation ("S&P) or Baa3 or better by Moody's Investors Services, Inc. ("Moody's"), then, subject to the delivery to the Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Loan shall be reduced to 0% (for Base Rate Loans) and 5/8 of 1% (for Eurodollar Loans) during the period commencing on the Quarterly Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter; and provided further that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at any time following the same until such next succeeding Quarterly Date, the Applicable Margin for any Loan shall not as a consequence of this proviso be so reduced so long as such Event of Default shall be continuing:

                        Applicable Margin

                             Base Rate
          Debt Ratio           Loan         Eurodollar Loan

          (a) Less than or
              equal to 6.0 to
              1 but greater than
              4.35 to 1.0        0%              1-1/4%
          (b) Less than or equal
              4.35 to 1 but
              greater than 3.50
              to 1.0             0%              1-1/8%
          (c) Less than or equal
              to 3.50 to 1.0 but
              greater than 2.75
              to 1.0             0%                  1%
          (d) Less than or equal
              to 2.75 to 1.0     0%           7/8 of 1%


Notwithstanding the foregoing, the Applicable Margin shall, commencing on the date hereof and at all times thereafter, be equal to the respective rates per annum set forth in row (a) above until such time as, in accordance with the provisions of this definition, the Applicable Margin shall be required to be increased or decreased.

          "Bankruptcy Code" shall mean the Federal Bankruptcy
Code of 1978, as amended from time to time.

          "Barton" shall mean Barton Incorporated, a Delaware corporation.

          "Barton Acquisition" shall mean the acquisition by the Company of the stock of Barton pursuant to the Barton Stock
Purchase Agreement.

          "Barton Acquisition Documents" shall mean the Barton Stock Purchase Agreement and all other agreements and instruments (together with any and all exhibits, annexes and schedules thereto) executed and delivered between the Company and Barton, as the same shall, subject to Section 9.21 hereof, be modified and supplemented and in effect from time to time.

          "Barton Letter of Credit" shall mean a letter of credit of the Issuing Bank issued to American National Bank and Trust
Company of Chicago, as escrowee, in a face amount equal to $28,200,000 and substantially in the form of Exhibit K hereto.

          "Barton Letter of Credit Banks" shall mean, collectively, the Issuing Bank and (a) on the date hereof, the Banks having Barton Letter of Credit Commitments on the signature pages hereof and (b) thereafter, the Banks from time to time holding Barton Letter of Credit Commitments after giving effect to any assignments permitted by Section 12.06 hereof.

          "Barton Letter of Credit Commitment" shall mean, for each Barton Letter of Credit Bank, the obligation of such Bank to participate in (or, in the case of the Issuing Bank, to retain an interest in) the Barton Letter of Credit in an aggregate amount up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Barton Letter of Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.05 hereof). The original aggregate amount of the Barton Letter of Credit Commitments is $28,200,000.

          "Barton Letter of Credit Interest" shall mean, for each Bank which is a Barton Letter of Credit Bank, such Bank's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under the Barton Letter of Credit and such Bank's rights and interests in the related Reimbursement Obligations and fees, interest and other amounts payable in connection with the Barton Letter of Credit and related Reimbursement Obligations.

          "Barton Letter of Credit Termination Date" shall mean the earlier of (i) December 16, 1996 or (ii) the date the Barton
Letter of Credit shall expire or be terminated.

          "Barton Phantom Stock Plan" shall mean the Barton Incorporated Phantom Stock Plan effective April 1, 1990 and as amended and restated for Units Granted after March 31, 1992, as the same shall be modified and supplemented and in effect from time to time.

          "Barton Stock Purchase Agreement" shall mean, collectively, the Stock Purchase Agreement dated April 27, 1993, and Amendment No. 1 thereto dated May 3, 1993, each among the Company, Barton and the Barton Stockholders, as the same shall, subject to Section 9.21 hereof, be modified and supplemented and in effect from time to time.

          "Barton Stockholders" shall mean, collectively, the stockholders of Barton listed on Exhibit A of the Barton Stock
Purchase Agreement.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Revolving
Letter of Credit Documents, the Barton Acquisition Documents, the
Heublein Acquisition Documents and the Vintners Acquisition
Documents.

          "Borrowing Base" shall mean, as at any date, the sum of
(a) 70% of the aggregate amount of Eligible Receivables at said date plus (b) 40% of the aggregate value of Eligible Inventory at said date. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

          "Borrowing Base Certificate" shall mean a certificate of the chief financial officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

          "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, also on which dealings in Dollar deposits are carried out in the London interbank market.

          "California Products Facility" shall mean the production facility located at 3000 Butler Avenue, Fresno, California and as of the date hereof owned by California Products
Company.

          "Canandaigua West" shall mean Canandaigua West, Inc., a
New York corporation and a Wholly Owned Subsidiary of the Company.

          "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements required to be classified in accordance with GAAP as capital expenditures, but excluding maintenance and repairs not required to be so classified) during such period computed in accordance with GAAP. Notwithstanding the foregoing, none of the Acquisitions nor any acquisition permitted pursuant to clause (d) of Section 9.05 hereof shall be treated as a Capital Expenditure.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Chase" shall mean The Chase Manhattan Bank (National
Association).

          "Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commitments" shall mean the Revolving Credit
Commitments, the Term Loan Commitments and the Barton Letter of
Credit Commitments.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.10 hereof of a Eurodollar Loan from one Interest Period to the next Interest
Period.

          "Continuing Banks" shall mean all Existing Banks other than the Exiting Bank.

          "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.10 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Debt Ratio" shall mean, as at the last day of any fiscal quarter of the Company (the "day of determination"), the ratio of (a) the average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries as at such day and as at the last days of each of the three immediately preceding fiscal quarters to (b) Operating Cash Flow for the period of four consecutive fiscal quarters ending on such day of determination. Notwithstanding the foregoing,

          (i) for the purposes of determining Debt Ratio used in the definition of Applicable Margin and Letter of Credit Fee
     Percentage, the average amounts of Indebtedness pursuant to clause (a) above as at the following dates shall be determined as follows:

               (A) as at November 30, 1994, an amount equal to
          (x) the aggregate amount of Indebtedness of the Company and its Consolidated Subsidiaries (other than any Indebtedness of the Company and its Consolidated Subsidiaries in respect of the Revolving Credit Commitments) as at such day plus (y) $100,000,000;

               (B) as at February 28, 1995, an amount equal to
          (x) the average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries (other than any Indebtedness of the Company and its Consolidated Subsidiaries in respect of the Revolving Credit Commitments) as at such day and as at the last day of the immediately preceding fiscal quarter plus (y) $100,000,000; and

               (C) as at May 31, 1995, (x) the average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries (other than any Indebtedness of the Company and its Consolidated Subsidiaries in respect of the Revolving Credit Commitments) as at such day and as at the last days of the immediately preceding two fiscal quarters plus (y) $100,000,000;

          (ii) for the purposes of determining Debt Ratio for all other purposes of this Agreement, the average amounts of Indebtedness pursuant to clause (a) above as at the following dates shall be determined as follows:

               (A) as at November 30, 1994, an amount equal to the aggregate amount of Indebtedness of the Company and its Consolidated Subsidiaries as at such day;

               (B) as at February 28, 1995, an amount equal to the average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries as at such day and as at the last day of the immediately preceding fiscal quarter; and

               (C) as at May 31, 1995, an amount equal to the average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries as at such day and as at the last days of the immediately preceding two fiscal quarters;

          (iii) Operating Cash Flow pursuant to clause (b) above as at the following dates shall be determined as follows:

               (A) as at November 30, 1994, an amount equal to
          (x) Operating Cash Flow for the fiscal quarter ending on such day times (y) 4;

               (B) as at February 28, 1995, an amount equal to
          (x) Operating Cash Flow for the period of two consecutive fiscal quarters ending on such day times
          (y) 2; and

               (C) as at May 31, 1995, an amount equal to (x)
          Operating Cash Flow for the period of three fiscal quarters ending on such day times (y) 1 1/3; and

          (iv) Indebtedness as at the last day of each fiscal quarter included in the determination of average Indebtedness pursuant to clause (a) above shall be determined under the assumption that any prepayment of Term Loans hereunder from the proceeds of any Equity Issuance at any time during any such fiscal quarter included in the calculation thereof shall have been made in the first such fiscal quarter.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

          "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any Subsidiary), but excluding dividends payable solely in shares of common stock of the Company.

          "Dollars" and "$" shall mean lawful money of the United
States of America.

          "Effective Date" shall mean the date on which the conditions to effectiveness set forth in Section 7.01 hereof shall have been satisfied, and the Loans hereunder made (which date shall in no event occur later than August 31, 1994).

          "Eligible Inventory" shall mean, as at any date, all inventory owned by the Obligors that is required to be reflected on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP less the aggregate amount of all accounts payable owed by the Obligors to producers of agricultural products located in the State of California.

          "Eligible Receivables" shall mean, as at any date, the aggregate amount of all receivables owned by the Obligors (net of bad debt reserves) that are required to be reflected on a consolidated balance sheet of the Company and its Consolidated
Subsidiaries prepared in accordance with GAAP.

          "Employee Stock Purchase Plan" shall mean the
Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan as the same shall be modified and supplemented and in effect from time to time.

          "Environmental Claim" shall mean, with respect to any Person, (a) any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environ-ment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollu-tants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Effective Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries and any capital stock of the Company issued upon the exercise of such warrants or options) or
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Company or any of its Subsidiaries after the Effective Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

          "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such Interest Period shall be determined by reference to the amount of the Loan that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period.

          "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

          "Excess Cash Flow" shall mean for any fiscal year (the "Current Fiscal Year"), Adjusted Cash Flow for the Current Fiscal Year, minus the sum of (i) all payments made by the Company under Sections 2.2, 2.3, 2.4, 2.5 and 2.6 of the Barton Stock Purchase Agreement during the Current Fiscal Year, plus (ii) the maximum possible amount of all payments required to be made by the Company under Sections 2.2, 2.3, 2.4, 2.5 and 2.6 of the Barton Stock Purchase Agreement during the immediately succeeding fiscal year, plus (iii) Fixed Charges for the Current Fiscal Year.

          "Existing Banks" shall mean the lenders party as "Banks" to the Existing Credit Agreement.

          "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals hereof.

          "Existing Letters of Credit" shall have the meaning assigned to such term in Section 2.04(m) hereof.

          "Existing Letter of Credit Liabilities" shall have the meaning assigned to such term in Section 2.04(m) hereof.

          "Existing Loans" shall mean, collectively the Existing
Revolving Credit Loans and the Existing Term Loans.

          "Existing Revolving Credit Loans" shall have the meaning assigned to such term in Section 2.01(a) hereof.

          "Existing Term Loans" shall have the meaning assigned to such term in Section 2.01(b) hereof.

          "Exiting Bank" shall mean Bank of America National
Trust and Savings Association.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "Fixed Charges" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with
GAAP), of the following: (a) all payments of principal of Indebtedness scheduled to be made during such period plus (b) all Interest Expense for such period plus (c) the aggregate amount of federal and state taxes paid during such period to the extent that net operating income for such period pursuant to clause (a) of the definition of "Operating Cash Flow" in this Section 1.01 has been calculated before giving effect to such taxes.

          "Fixed Charges Ratio" shall mean, as at the last day of any fiscal quarter, the ratio of (a) Adjusted Cash Flow for the period of four fiscal quarters ending on or most recently ended prior to such day to (b) Fixed Charges for such period.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radio-active materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing poly-chlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

          "Heublein" shall mean Heublein Inc., a Connecticut corporation.

          "Heublein Acquisition" shall mean the acquisition by Canandaigua West pursuant to the Heublein Acquisition Documents of certain assets of Heublein.

          "Heublein Acquisition Documents" shall mean the Heublein Asset Purchase Agreement and all other agreements and instruments (together with any and all exhibits, annexes and schedules thereto) executed and delivered between the Company, Canandaigua West and Heublein, as the same shall, subject to
Section 9.21 hereof, be modified and supplemented and in effect from time to time.

          "Heublein Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of August 3, 1994 between the Company and Heublein (and assigned by the Company to Canandaigua West on or prior to the Effective Date), as the same shall, subject to Section 9.21 hereof, be modified and supplemented and in effect from time to time.

          "Heublein Assets" shall mean those certain assets sold by Heublein to Canandaigua West pursuant to the Heublein
Acquisition Documents, all as more particularly described therein.

          "Heublein Options" shall mean the options issued by the Company to Heublein for the purchase of 200,000 and 400,000 shares of the Company's Class A Common Stock, par value, $.01 per share, at the exercise price of $30 per share and $35 per share, respectively, as more particularly set forth in the Option Agreement executed and delivered by the Company and Heublein pursuant to Section 2.3(c) of the Heublein Asset Purchase Agreement.

          "Inactive Subsidiary" shall mean, as at any date, any Subsidiary of the Company that, as at the end of and for the quarterly accounting period ending on or most recently ended prior to such date, shall have less than $100,000 in assets and less than $100,000 in gross revenues.

          "Indebtedness" shall mean, for any Person: (a) obliga-tions created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an under-standing or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered or
(ii) the Company's obligations to make payments under Article II of the Barton Stock Purchase Agreement; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Information Memorandum" shall mean, the Canandaigua Wine Company, Inc. Information Memorandum prepared in connection with the solicitation of banks to become parties to this Agree-ment as "Banks" hereunder, as the same shall be supplemented by any additional financial information forwarded by Chase to the Banks at the request of the Company.

          "Intangibles" shall mean, as at any date of determination, the book value of all assets which are required to be classified in accordance with GAAP as intangibles on the consolidated balance sheet of the Company and its Consolidated
Subsidiaries.

          "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) Operating Cash Flow for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

          "Interest Expense" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with
GAAP), of the following: (a) all interest in respect of Indebt-edness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts pay-able (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period) minus (c) all interest income during such period. Notwithstanding the fore-going, the interest component of payments made by the Company under Sections 2.2, 2.3, 2.4, 2.5 and 2.6 of the Barton Stock Purchase Agreement during such period shall not be included in Interest Expense.

          "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;
(iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such deposit, advance, loan or extension of credit having a term not exceeding 120 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "Issuing Bank" shall mean (i) in respect of the Barton Letter of Credit, Chase, as issuer of the Barton Letter of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity and (ii) in respect of the Revolving Letters of Credit, collectively, Chase as issuer of all Revolving Letters of Credit (other than the Qingdao Letter of Credit) under
Section 2.04 hereof, and The First National Bank of Chicago as issuer of the Qingdao Letter of Credit, in each case together with its successors and assigns in such capacity.

          "Letters of Credit" shall mean, collectively, the Barton Letter of Credit and the Revolving Letters of Credit.

          "Letter of Credit Fee Percentage" shall mean 1-3/8% per annum; provided that if the Debt Ratio as at the last day of any fiscal quarter of the Company ending after August 31, 1994 shall fall within any of the ranges set forth in the schedule below then, subject to the delivery to the Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Letter of Credit Fee Percentage" shall be reduced to the rate set forth opposite such range in the schedule below during the period commencing on the Quarterly Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter and provided further that in the event that at any time any long-term senior secured debt securities of the Company are rated BBB- or better by Standard & Poor's Corporation ("S&P) or Baa3 or better by Moody's Investors Services, Inc. ("Moody's"), then, subject to the delivery to the Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Letter of Credit Fee Percentage" shall be reduced to 1/2 of 1% during the period commencing on the Quarterly Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter; and provided further that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at any time following the same until such next succeeding Quarterly Date, the Letter of Credit Fee Percentage shall not as a consequence of this proviso be so reduced for the period from the occurrence of such Event of Default and so long as the same shall be continuing:

                                             Letter of Credit
          Debt Ratio                          Fee Percentage

     (a) Less than or
         equal to 6.0 to
         1 but greater than
         4.35 to 1.0                                1-1/8%
     (b) Less than or equal
         4.35 to 1 but
         greater than 3.50
         to 1.0                                         1%
     (c) Less than or equal
         to 3.50 to 1.0 but
         greater than 2.75
         to 1.0                                   7/8 of 1%
     (d) Less than or equal
         to 2.75 to 1.0                           3/4 of 1%

Notwithstanding the foregoing, the Letter of Credit Fee Percentage shall, commencing on the date hereof and at all times thereafter, be equal to the respective rate per annum set forth in row (a) above until such time as, in accordance with the provisions of this definition, the Letter of Credit Fee Percentage shall be required to be increased or decreased.

          "Letter of Credit Liabilities" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimburse-ment Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For the purposes of this Agreement, a Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its participa-tion interest in such Letter of Credit under Sections 2.03 or
2.04 hereof, and an Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Barton Letter of Credit Banks or the Revolving Credit Banks, as the case may be, other than such Issuing Bank of their participation interests under said Sections 2.03 and 2.04.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title reten-tion agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the Revolving Credit Loans and the Term Loans.

          "Majority Banks" shall mean the Majority Revolving
Credit Banks, the Majority Term Loan Banks and the Majority
Barton Letter of Credit Banks.

          "Majority Barton Letter of Credit Banks" shall mean Barton Letter of Credit Banks having at least 66-2/3% of the aggregate Barton Letter of Credit Commitments, or following the issuance of the Barton Letter of Credit, Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the Letter of Credit Liabili-ties in respect of the Barton Letter of Credit.

          "Majority Revolving Credit Banks" shall mean Revolving Credit Banks having at least 66-2/3% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Banks holding at least 66-2/3% of the sum of
(a) aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit.

          "Majority Term Banks" shall mean Term Loan Banks holding at least 66-2/3% of the aggregate outstanding principal amount of the Term Loans or, if the Term Loans shall not have been made, at least 66-2/3% of the Term Loan Commitments.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the legal ability or financial capacity of the Company or any Subsidiary Guarantor to perform its obligations under any of the Basic Documents to which it is a party, (c) the legality, validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Agent under any of the Basic Docu-ments or the perfection or priority of any of the Liens contem-plated by any of the Security Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Material Adverse Effect shall also include, for purposes of Section 8.13 hereof, any material adverse effect upon the operation of any of the facilities owned, operated or leased by the Company or any of its Subsidiaries.

          "Mortgage Notes" shall have the meaning assigned to such term in Section 2.09(b) hereof.

          "Mortgages" shall mean, collectively, (i) the Deeds of Trust executed and delivered by the respective Obligors covering the properties identified in Parts A(1) and A(2) of Schedule V hereto, as such Deeds of Trust shall be modified and confirmed by instruments of Modification and Confirmation in substantially the form of Exhibit D-1 hereto, (ii) the Deeds of Trust executed and delivered by the respective Obligors covering the properties identified in Part A(3) of Schedule V hereto, as such Deeds of Trust shall be modified and confirmed by instruments of Modification and Confirmation in substantially the form of D-2 hereto, (iii) the Mortgages executed and delivered by the respective Obligors in favor of the Agent covering the properties identified in Parts B(1) and B(2) of Schedule V hereto, as such Mortgages shall be modified and confirmed by instruments of Modification and Confirmation in substantially the form of Exhibit D-3 hereto, (iv) the Mortgages executed and delivered by the respective Obligors in favor of the Agent covering the properties identified in Part B(3) of Schedule V hereto, as such Mortgages shall be modified and confirmed by instruments of Modification and Confirmation in substantially the form of Exhibit D-4 hereto, and (v) the Deed of Trust substantially in the form of Exhibit G hereto executed and delivered by respective Obligors in favor of the Agent covering the Property identified in Part C of Schedule V hereto, in each case as such Deeds of Trust and Mortgages referred to in the foregoing clauses (i),
(ii), (iii), (iv) and (v) shall be modified and supplemented and in effect from time to time.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:

          (i)  in the case of any Disposition, the amount of Net
     Cash Payments received in connection with such Disposition;

         (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of
     (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness (other than Indebtedness to the Banks hereunder) to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event; and

        (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

          "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is to the Banks hereunder or (ii) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

          "Non-Mortgage Notes" shall have the meaning assigned to such term in Section 2.09(b) hereof.

          "Notes" shall mean the Revolving Credit Notes, the Term
Loan Notes and the Swingline Notes.

          "Off-Premises Warehouses" shall mean all warehouses and other bailment facilities owned and operated by Persons other than any Obligor that are not located on Property owned or leased by any Obligor and in which Eligible Inventory is maintained from time to time.

          "Operating Cash Flow" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes, interest income, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus
(b) depreciation and amortization (to the extent deducted in determining net operating income) for such period plus (c) any period ending on or before August 31, 1994, Restructuring Related Charges for such period (to the extent deducted in determining net operating income).

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof;
(c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof; and (d) tax-exempt and tax-preferred debt instruments (including variable rate demand notes, municipal bonds and money market preferred debt instruments) rated AAA or Aaa by S&P and Moody's, respectively, maturing not more than 90 days from the date of acquisition thereof.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization, limited liability company or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2% plus the interest rate for such Loan as provided in
Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New
York, New York 10081.

          "Principal Payment Dates" shall mean the Quarterly
Dates falling on or nearest to March 15, June 15, September 15 and December 15 of each year, commencing with December 15, 1994, through and including June 15, 2000.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Proportionate Share" shall mean, for any Barton Letter of Credit Bank at any time of determination, the percentage that the aggregate amount of such Bank's Barton Letter of Credit Commitment bears to the aggregate amount of all Barton Letter of Credit Commitments of the Barton Letter of Credit Banks.

          "Quarterly Dates" shall mean the fifteenth day of each March, June, September and December, the first of which shall be September 15, 1994; provided that solely with respect to the calculation and payment of fees in respect of the Letters of Credit under Sections 2.03(f) and 2.04(g) hereof, "Quarterly Date" shall mean the last day of each March, June, September and December, provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.

          "Qingdao Letter of Credit" shall mean Letter of Credit No. 04021104 issued by The First National Bank of Chicago to Qingdao Brewery, 56 Dengzhou Road, Qingdao, People's Republic of China, as such Letter of Credit shall, subject to the provisions of Sections 2.04(k) and 2.04 (l) hereof, be modified, renewed and reissued from time to time.

          "Qingdao Letter of Credit Limit" shall mean (i) as of the Effective Date, $3,071,250, and (ii) as of the date of any modification or renewal or reissuance of the Qingdao Letter of Credit, the amount specified by the Issuing Bank to the Agent and the Company at the time of such modification or renewal as the new "Qingdao Letter of Credit Limit" for purposes of this Agreement.

          "Reference Banks" shall mean Chase and The First
National Bank of Chicago (or their respective Applicable Lending
Offices, as the case may be).

          "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limita-tion, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or which may thereafter arise, in respect of all Letters of Credit then outstanding, to reimburse amounts paid by an Issuing Bank in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supple-mental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceed-ing one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Restructuring Capital Expenditures" shall mean Capital
Expenditures made by the Company and its Consolidated
Subsidiaries in connection with the consolidation of production facilities following the consummation of the Heublein
Acquisition.

          "Restructuring Related Charges" shall mean the accrued and unpaid charges reflected in the Company's consolidated financial statements for the fiscal year ending August 31, 1994 related to the consolidation of operations following the consummation of the Heublein Acquisition.

          "Revolving Credit Banks" shall mean (a) on the date hereof, the Banks having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Banks from time to time holding Revolving Credit Loans and Revolving Credit
Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

          "Revolving Credit Commitment" shall mean, for each Revolving Credit Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereto under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.05 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $185,000,000.

          "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Bank, the ratio of (a) the amount of the Revolving Credit Commitment of such Bank to (b) the aggregate amount of the Revolving Credit Commitments of all of the Banks.

          "Revolving Credit Loans" shall mean the loans provided for by Sections 2.01(a) and 2.01(c) hereof, which may be Base
Rate Loans and/or (except for Revolving Credit Loans that are also Swingline Loans) Eurodollar Loans.

          "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.09(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Revolving Credit Termination Date" shall mean the
Quarterly Date falling on or nearest to June 15, 2000.

          "Revolving Letter of Credit Documents" shall mean, with respect to any Revolving Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Revolving Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Revolving Letter of Credit or (b) any collateral security for any of such obliga-tions, each as the same may be modified and supplemented and in effect from time to time.

          "Revolving Letter of Credit Interest" shall mean, for each Bank which is a Revolving Credit Bank, such Bank's partici-pation interest (or, in the case of an Issuing Bank, such Issuing Bank's retained interest) in such Issuing Bank's liability under any Revolving Letter of Credit issued by such Issuing Bank and such Bank's rights and interests in the Reimbursement Obligations and fees, interest and other amounts payable in connection with Revolving Letters of Credit and related Reimbursement Obligations.

          "Revolving Letters of Credit" shall have the meaning assigned to such term in Section 2.04 hereof.

          "Security Agreement" shall mean a Second Amended and Restated Security Agreement in substantially the form of Exhibit
C hereto, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the Security Agreement, the Mortgages and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement or the Mortgages.

          "Senior Subordinated Debt Documents" shall mean all documents and agreements executed and delivered in connection with the initial issuance of the Senior Subordinated Notes, including, without limitation, the Senior Subordinated Notes, the Senior Subordinated Note Indenture and Senior Subordinated Note Guarantees, as the same shall, subject to Section 9.22 hereof, be modified and supplemented and in effect from time to time.

          "Senior Subordinated Note Guarantees" shall mean, collectively, the Guarantees, pursuant to Section 1014 or Article 14 of the Senior Subordinated Note Indenture, by each Subsidiary Guarantor of the punctual payment and performance when due of all of the Company's Indenture Obligations (as defined in the Senior Subordinated Note Indenture), as the same shall, subject to
Section 9.22 hereof, be modified and supplemented and in effect from time to time.

          "Senior Subordinated Notes" shall mean the Company's Senior Subordinated Notes due 2003 issued pursuant to the Senior Subordinated Note Indenture, as the same shall, subject to
Section 9.22 hereof, be modified and supplemented and in effect from time to time.

          "Senior Subordinated Note Indenture" shall mean the Indenture dated as of December 27, 1993 between the Company, the Subsidiary Guarantors and Chemical Bank, as trustee, as such agreement shall, subject to Section 9.22 hereof, be modified and supplemented and in effect from time to time.

          "Stock Option Plan" shall mean the Stock Option and
Stock Appreciation Plan of the Company dated July 1, 1987, as the same shall be amended and supplemented and in effect from time to time.

          "Subordinated Indebtedness" shall mean, collectively,
(a) Indebtedness of the Company in respect of the Senior
Subordinated Notes and (b) other Indebtedness incurred in accordance with the provisions of Section 9.22 hereof.

          "Subsidiary" shall mean, for any Person, any corpora-tion, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Swingline Bank" shall mean The Chase Manhattan Bank
(National Association), Rochester Division, in its capacity as the Swingline Bank under Section 2.01(c) hereof.

          "Swingline Loans" shall have the meaning assigned to such term in Section 2.01(c) hereof, which shall be Base Rate
Loans only.

          "Swingline Note" shall mean the promissory note provided for by Section 2.09(c) hereof and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Tangible Net Worth" shall mean, as at any date, the sum for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with
GAAP), of the following:

          (a)  the amount of capital stock,plus

          (b) the amount of additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of such deficit), minus

          (c) the sum of the following: cost of treasury shares and Intangibles as at such date;

provided, however that in no event shall Subordinated
Indebtedness be included in Tangible Net Worth.

          "Tenner Brothers Facility" shall mean the production facility located at Road #2, Box 85, Patrick, South Carolina and as of the date hereof owned by Tenner Brothers, Inc.

          "Term Loan Banks" shall mean (a) on the date hereof, the Banks having Term Loan Commitments on the signature pages hereof and (b) thereafter, the Banks from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

          "Term Loan Commitment" shall mean, for each Term Loan Bank, the obligation of such Bank to make one or more Term Loans in an aggregate amount equal to the amount set opposite the name of such Bank on the signature pages hereof under the caption "Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.05 hereof). The original aggregate principal amount of the Term Loan Commitments is $224,000,000.

          "Term Loan Commitment Termination Date" shall mean the date ninety days following the Effective Date.

          "Term Loan Notes" shall mean the promissory notes provided for by Section 2.09(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Term Loans" shall mean the loans provided for by
Section 2.01(b) hereof, which may be Base Rate Loans and/or
Eurodollar Loans.

          "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

          "Vintners" shall mean New VICI, Inc. (formerly known as
Vintners International Company, Inc.), a Delaware corporation.

          "Vintners Acquisition" shall mean the acquisition by Vintners Acquisition Corp. pursuant to the Vintners Acquisition
Documents of certain of the assets of Vintners.

          "Vintners Acquisition Agreement" shall mean the Asset Sale Agreement dated as of September 14, 1993 between Vintners and the Company (and assigned by the Company to Vintners Acquisition Corp.) as amended by Amendment No. 1 dated October 14, 1993 and Amendment No. 2 dated January 14, 1994, as the same shall, subject to Section 9.21 hereof, be further modified and supplemented and in effect from time to time.

          "Vintners Acquisition Corp." shall mean Vintners
International Company, Inc. (formerly known as Canandaigua/
Vintners Acquisition Corp.), a New York corporation and a Wholly
Owned Subsidiary of the Company.

          "Vintners Acquisition Documents" shall mean the Vintners Acquisition Agreement and all other agreements and instruments (together with any and all exhibits, annexes and schedules thereto) executed and delivered between the Vintners Acquisition Corp. and Vintners, as the same shall, subject to
Section 9.21 hereof, be modified and supplemented and in effect from time to time.

          "Vintners Assets" shall mean those certain assets sold by Vintners to Vintners Acquisition Corp. pursuant to the Vintners Acquisition Documents, all as more particularly described therein.

          "Vintners Options" shall mean the options issued by the Company to Vintners and its designees for the purchase of an aggregate of 500,000 shares of the Company's Class A Common Stock, par value, $.01 per share, at the exercise price of $18.25 per share, as more particularly set forth in the respective Option Agreements dated as of October 15, 1993 between the Company, Vintners and the designees of Vintners identified therein executed and delivered pursuant to Section 3(a)(ii) of the Vintners Acquisition Agreement.

          "Working Capital" shall mean, as at any date of determination thereof the excess of current assets of the Company and its Consolidated Subsidiaries over current liabilities of the Company and its Consolidated Subsidiaries. For purposes hereof, the terms "current assets" and "current liabilities" shall have the respective meanings assigned to them by GAAP except that
(i) cash and cash equivalents shall be excluded from current assets, (ii) the current portion of long-term debt shall be excluded from current liabilities, (iii) the current portion of any accrual the Company's obligations to make payments under
Article II of the Barton Stock Purchase Agreement (and, after such payments the aggregate principal amount of the Revolving Credit Loans as at such date, the proceeds of which were used to make such payments) shall be excluded from current liabilities and (iv) any accrual of an expected write-off of property, plant or equipment resulting from the consolidation of operations in connection with the Heublein Acquisition, and any reduction of such reserve upon the sale or other disposition of such property, plant or equipment (to the extent of any loss resulting from such sale or other disposition), shall be excluded from current liabilities.

          1.02  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all finan-cial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder, and all calculations made for the purpose of determining compliance with this Agreement, shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited financial statements as at August 31, 1993 referred to in Section 8.02 hereof;
provided that if the Company is at any time or from time to time required by law, regulation, Financial Accounting Standards Board statements or its independent certified public accountants to prepare its audited financial statements in accordance with generally accepted accounting principles different from, or applied on a basis not consistent with, those referred to above, then the Company shall do so, but shall also notify the Banks of such differences, provide the Banks with a qualitative and quanti-tative comparison of such required financial statements and corresponding financial statements prepared as first provided above, and (unless the Majority Banks shall otherwise agree that any such calculations shall be made in accordance with, and on a basis consistent with, the generally accepted accounting prin-ciples first referred to in this proviso) continue to make all calculations made for the purpose of determining compliance with this Agreement in accordance with, and on a basis consistent with, those first referred to above in this clause (a) (as modified in accordance with the preceding parenthetical expression).

          (b) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from the last day of August of each year, or the last days of the first three fiscal quarters in each of its fiscal years from the last days of November, February and May of each year, respectively.

          1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan or a Term Loan, each of which consti-tutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which consti-tutes a Type. Loans may be identified by both Class and Type.

          Section 2.  Commitments, Loans, Notes and Prepayments.

          2.01  Loans.

          (a) Revolving Credit Loans. Pursuant to Section 2.01(a) of the Existing Credit Agreement, the Existing Banks have heretofore made "Revolving Credit Loans" (the "Existing Revolving Credit Loans") to the Company. On the Effective Date, immediately prior to the satisfaction by the Company of the conditions precedent to effectiveness set forth in Section 7 hereof, (i) each of the Continuing Banks that is a Revolving Credit Bank shall be deemed to have made Revolving Credit Loans that are Base Rate Loans in an aggregate principal amount set forth opposite the name of such Continuing Bank in Schedule VII hereto under the caption "Revolving Credit Loans", (ii) Chase will pay to the Agent for account of the Exiting Bank the principal amount in respect of its Existing Revolving Credit Loans equal to $1,756,756.76, (iii) any Existing Revolving Credit Loan that is a Eurodollar Loan under the Existing Credit Agreement with an Interest Period ending after the Effective Date will automatically be converted into a Base Rate Loan, (iv) the Company shall pay to the Agent for account of the Existing Banks any amounts that would be payable in respect of the principal of such Revolving Credit Loans pursuant to Section 5.05 of the Existing Credit Agreement if such Loans were to be prepaid in full on the Effective Date and (v) the Company shall pay to the Agent for account of the Existing Banks all unpaid interest on the Existing Revolving Credit Loans held by such Banks accrued for the period to but excluding the Effective Date. Thereafter, each Revolving Credit Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Bank as in effect from time to time (such Loans being herein called "Revolving Credit Loans"); provided that in no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time and provided further that the Company may not borrow any Revolving Credit Loans unless simultaneously therewith or prior thereto the Term Loan Commitments have been fully utilized. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.10 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.10 hereof).

          Notwithstanding the foregoing, until the earlier to occur of (x) the date 90 days after the Effective Date and (y) the date when the Commitments hereunder are fully syndicated by Chase, Eurodollar Loans shall be available hereunder only for Interest Periods of 30 days and each such Interest Period for any such Loans shall be coterminous with Interest Periods for all other Eurodollar Loans.

          (b) Term Loans. Pursuant to Section 2.01(b) of the Existing Credit Agreement, the Existing Banks have heretofore made "Term Loans" (the "Existing Term Loans") to the Company. On the Effective Date, immediately prior to the satisfaction by the Company of the conditions precedent to effectiveness set forth in
Section 7 hereof, (i) each of the Continuing Banks that is a Term Loan Bank shall be deemed to have made Term Loan Loans that are Base Rate Loans in an aggregate principal amount set forth opposite the name of such Continuing Bank in Schedule VII hereto under the caption "Term Loans", (ii) Chase will pay to the Agent for account of the Exiting Bank the principal amount in respect of its Existing Term Loan equal to $4,294,294.29, (iii) any Existing Term Loan that is a Eurodollar Loan under the Existing Credit Agreement with an Interest Period ending after the Effective Date will automatically be converted into a Base Rate Loan, (iv) the Company shall pay to the Agent for account of the Existing Banks any amounts that would be payable in respect of the principal of such Term Loans pursuant to Section 5.05 of the Existing Credit Agreement if such Loans were to be prepaid in full on the Effective Date and (v) the Company shall pay to the Agent for account of the Existing Banks all unpaid interest on the Existing Term Loans held by such Banks accrued for the period to but excluding the Effective Date. In addition, each Term Loan Bank severally agrees, on the terms and conditions of this Agreement, to make one or more term loans to the Company in Dollars on or before the Term Loan Commitment Termination Date in an aggregate amount up to but not exceeding the remaining unused amount of the Term Loan Commitment of such Bank. Thereafter the Company may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section 2.10 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.10 hereof).

          Notwithstanding the foregoing, until the earlier to occur of (x) the date 90 days after the Effective Date and (y) the date when the Commitments hereunder are fully syndicated by Chase, Eurodollar Loans shall be available hereunder only for Interest Periods of 30 days and each such Interest Period for any such Loans shall be coterminous with Interest Periods for all other Eurodollar Loans.

          (c) Swingline Loans. In addition to the Revolving Credit Loans provided for in clause (a) of this Section 2.01, but subject to the provisions of this Section 2.01(c), the Swingline Bank, in its sole and absolute discretion, may from time to time on any Business Day make loans to the Company during the period from and including the Effective Date to but excluding the Revolving Credit Termination Date in an aggregate principal amount outstanding at any one time not to exceed $8,000,000. Loans made pursuant to this Section 2.01(c) are herein called "Swingline Loans". The following additional provisions shall apply to Swingline Loans:

          (i) Swingline Loans shall constitute "Revolving Credit Loans" hereunder (except for purposes of Section 2.01(a) hereof), but shall not be considered a utilization of the Revolving Credit Commitment of the Swingline Bank hereunder and thus shall not affect the Company's obligation under
     Section 2.06 hereof to pay to the Agent for account of each Revolving Credit Bank the commitment fee on the daily average unused amount of each Revolving Credit Bank's Revolving Credit Commitment hereunder. Subject to the Swingline Bank's determination, in its discretion, from time to time to make Swingline Loans, the Company may, from time to time during the period from and including the Effective Date to but excluding the Revolving Credit Termination Date, borrow, repay and reborrow the Swingline Loans, provided that the aggregate principal amount outstanding at any time of all Revolving Credit Loans (including all Swingline Loans) shall not exceed the aggregate amount of the Revolv-ing Credit Commitments at such time. The Company may prepay the outstanding Swingline Loans from time to time upon giving same day notice thereof to the Swingline Bank. Each borrowing and each partial prepayment of the Swingline Loans shall be made in a principal amount at least equal to $500,000.

         (ii) The Swingline Loans shall be Base Rate Loans and, notwithstanding anything in Section 2.10 hereof to the contrary, may not be made as or Converted into Eurodollar
     Loans.

        (iii)  The provisions of Sections 2.02, 2.10, 4.04 and
     4.05 hereof shall not apply to the Swingline Loans.

          (d) Limit on Eurodollar Loans. Except as otherwise provided in the penultimate paragraph of each of Sections 2.01(a) and 2.01(b) hereof, no more than fourteen separate Interest Periods in respect of Eurodollar Loans that are Revolving Credit Loans and no more than three separate Interest Periods in respect of Eurodollar Loans that are Term Loans may be outstanding at any one time.

          2.02 Borrowings of Revolving Credit and Term Loans. The Company shall give the Agent (which shall promptly notify the Banks) notice of each borrowing hereunder of Revolving Credit and Term Loans as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each such borrowing hereunder, each Bank shall make available the amount of such Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immedi-ately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company. As provided in Section 2.01(c)(iii) hereof, the provisions of this
Section 2.02 shall not apply to Swingline Loans.

          2.03  Barton Letter of Credit.  Pursuant to Section
2.03 of the Existing Credit Agreement, Chase as Issuing Bank has issued the Barton Letter of Credit for the account of the Company. The following additional provisions shall apply to the Barton Letter of Credit:

          (a) On the Effective Date, the Barton Letter of Credit shall automatically, and without any action on the part of any Person, be deemed to constitute the Barton Letter of Credit hereunder. On the Effective Date, immediately prior to the satisfaction by the Company of the conditions precedent to effectiveness set forth in Section 7 hereof,
     (i) Chase shall, by assignment from any Existing Bank that will not be a Barton Letter of Credit Bank hereunder, acquire all of such Existing Bank's interest in the Barton Letter of Credit Interest (as defined in the Existing Credit Agreement) as of the Effective Date (the "Existing Barton Letter of Credit Interest") and (ii) the Company shall pay to the Agent for the account of the Existing Banks (after giving effect to such assignments) all letter of credit fees accrued through the Effective Date in respect of the Existing Barton Letter of Credit Interests. Each Barton Letter of Credit Bank (other than the Issuing Bank) agrees that, on the Effective Date, it shall automatically acquire (and, in the case of any Existing Bank that is a Barton Letter of Credit Bank, it shall automatically continue) a participation in the Issuing Bank's liability under the Barton Letter of Credit in an amount equal to such Bank's Proportionate Share of such liability, and each Barton Letter of Credit Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Proportionate Share of the Issuing Bank's liability under the Barton Letter of Credit.

          (b) Upon receipt from the beneficiary of the Barton Letter of Credit of any demand for payment under the Barton Letter of Credit, which demand substantially complies with the terms and conditions thereof, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. The Company hereby unconditionally agrees to pay and reimburse the Agent for account of the Issuing Bank for the amount of each such demand for payment under the Barton Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary there-under, without presentment, demand, protest or other formalities of any kind.

          (c) Forthwith upon its receipt of a notice referred to in clause (b) of this Section 2.03, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment.

          (d) Upon receipt from the beneficiary of the Barton Letter of Credit of any demand for payment under the Barton Letter of Credit, which demand substantially complies with the terms and conditions thereof, the Agent shall give each Barton Letter of Credit Bank prompt notice of the amount of the demand for payment, specifying such Bank's Proportionate Share of the amount of the related demand for payment and the date upon which such payment is to be made. Each Barton Letter of Credit Bank (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Proportionate Share of any payment under the Barton Letter of Credit on the date of payment under the Barton Letter of Credit specified in such notice. Each such Barton Letter of Credit Bank's obligation to make such payment to the Agent for account of the Issuing Bank under this clause (d), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the failure of any other Barton Letter of Credit Bank to make its payment under this clause (d), the financial condition of the Company, the existence of any Default or (ii) the termination of any of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Upon the making of each payment by a Barton Letter of Credit Bank to the Issuing Bank pursuant to clause (d) above in respect of the Barton Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire
     (i) a participation in an amount equal to such payment in the related Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and (ii) a participation in a percentage equal to such Bank's Proportionate Share in any interest or other amounts payable by the Company hereunder in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (f) of this Section 2.03). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of such Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Barton Letter of Credit Bank entitled thereto, such Barton Letter of Credit Bank's Proportionate Share of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any pay-ment received by the Issuing Bank and so paid to the Barton Letter of Credit Banks hereunder is rescinded or must other-wise be returned by the Issuing Bank, each Barton Letter of Credit Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (g) of this
     Section 2.03.

          (f) The Company shall pay to the Agent for account of the Issuing Bank in respect of the Barton Letter of Credit an issuance fee in an amount equal to the Letter of Credit Fee Percentage of the daily average undrawn face amount of the Barton Letter of Credit for the period from and including the date of issuance of the Barton Letter of Credit to and including the date the Barton Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Barton Letter of Credit Termination Date and to be calculated, for any day, after giving effect to any payments made under the Barton Letter of Credit on such day). The Issuing Bank shall pay to the Agent for account of each Barton Letter of Credit Bank (other than the Issuing
     Bank), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from the Company, an amount equal to such Bank's Proportionate Share of all such fees in respect of the Barton Letter of Credit (including any such fee in respect of any period of any renewal or extension thereof).

          In addition, the Company shall pay to the Agent solely for account of the Issuing Bank a fronting fee in respect of the Barton Letter of Credit in an amount equal to 1/8 of 1% per annum of the daily average undrawn face amount of the Barton Letter of Credit for the period from and including the date of issuance of the Barton Letter of Credit to and including the date the Barton Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Barton Letter of Credit Termination Date and to be calculated, for any day, after giving effect to any payments made under the Barton Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of the Barton Letter of Credit and drawings and other transactions relating thereto.

          (g) To the extent that any Barton Letter of Credit Bank fails to pay any amount required to be paid pursuant to clause (d) or (e) of this Section 2.03 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate (as in effect from time to time), provided that if such payment is not made within three Business Days of such due date then, such Barton Letter of Credit Bank shall be obligated retro-actively to the due date to pay interest in respect of such payment at the rate of interest provided for Base Rate Loans pursuant to Section 3.02 hereof.

          (h) The issuance by the Issuing Bank of any modifica-tion or supplement to the Barton Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of the Barton Letter of Credit, and no such modification or supplement shall be issued hereunder unless each Barton Letter of Credit Bank shall have consented thereto.

The Company hereby indemnifies and holds harmless each Barton Letter of Credit Bank and the Agent from and against any and all claims and damages (including, without limitation, consequential damages), losses, liabilities, costs or expenses which such Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under the Barton Letter of Credit; provided that the Company shall not be required to indemnify any Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under the Barton Letter of Credit complied with the terms of the Barton Letter of Credit or (y) in the case of the Issuing Bank, such Bank's failure to pay under the Barton Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Barton Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Bank or the Agent under this Agreement. Notwithstanding anything to the contrary contained herein, the Issuing Bank shall not be liable for consequential damages.

          2.04 Revolving Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of commer-cial, documentary or standby letters of credit (collectively with the Qingdao Letter of Credit and the Existing Letters of Credit, "Revolving Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit, together with the aggregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit exceed $12,000,000, and (iii) the expiration date of any Revolving Letter of Credit extend beyond the earlier of the Revolving Credit Termination Date and the date twelve months following the issuance of such Revolving Letter of Credit. The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Termi-nation Date) each Revolving Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Revolving Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby. Upon receipt of any such notice, the Agent shall advise the Issuing Bank of the contents thereof.

          (b) On each day during the period commencing with the issuance (or, in the case of the Existing Letters of Credit and the Qingdao Letter of Credit, commencing on the Effective Date) by the Issuing Bank of any Revolving Letter of Credit and until such Revolving Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Revolving Credit Commitment Percentage of the then undrawn face amount of such Revolving Letter of Credit. Each Revolving Credit Bank (other than the Issuing
     Bank) agrees that, upon the issuance of any Revolving Letter of Credit hereunder (or, in the case of the Existing Letters of Credit and the Qingdao Letter of Credit, upon the Effective Date), it shall automatically acquire a participation in the Issuing Bank's liability under such Revolving Letter of Credit in an amount equal to such Bank's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Bank's liability under such Revolving Letter of Credit.

          (c) Upon receipt from the beneficiary of any Revolving Letter of Credit of any demand for payment under such Revolving Letter of Credit, which demand substantially complies with the terms and conditions thereof, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Revolving Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for account of the Issuing Bank for the amount of each such demand for payment under such Revolving Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.04, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
     Section 4.05 hereof.

          (e)  Each Revolving Credit Bank (other than the Issuing
     Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of any payment under a Revolving Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Revolving Credit Bank requesting such payment and specifying such amount. Each such Revolving Credit Bank's obligation to make such payment to the Agent for account of the Issuing Bank under this clause (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Bank to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

          (f) Upon the making of each payment by a Revolving Credit Bank to the Issuing Bank pursuant to clause (e) above in respect of any Revolving Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire
     (i) a participation in an amount equal to such payment in the Reimbursement Obligation in respect of such Revolving Letter of Credit owing to the Issuing Bank by the Company hereunder and under the Revolving Letter of Credit Documents relating to such Revolving Letter of Credit and (ii) a participation in a percentage equal to such Bank's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Revolving Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (g) of this Section 2.04). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any such Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Revolving Credit Bank entitled thereto, such Revolving Credit Bank's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Revolving Credit Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Revolving Credit Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (j) of this Section 2.04.

          (g) The Company shall pay to the Agent for account of the Issuing Bank in respect of each Revolving Letter of Credit that is a standby letter of credit an issuance fee in an amount equal to Letter of Credit Fee Percentage of the daily average undrawn face amount of such Revolving Letter of Credit for the period from and including the date of issuance of such Revolving Letter of Credit (i) in the case of a Revolving Letter of Credit that expires in accordance with its terms, to and including such expiration date and
     (ii) in the case of a Revolving Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Revolving Letter of Credit, to but excluding the date of such Revolving Letter of Credit is drawn in full or is terminated (such fee to be non-refundable and to be paid in arrears on each Quarterly Date and on the Revolving Credit Termination Date). The Company shall pay to the Agent for account of the Issuing Bank in respect of each Revolving Letter of Credit that is a commercial or documentary letter of credit an issuance fee in an amount equal to 1% per annum of the initial face amount of such Letter of Credit for the period from and including the date of issuance of such Revolving Letter of Credit to and including the expiration date (such fee to be non-refundable and to be paid in arrears on each Quarterly Date and on the Revolving Credit Termination Date). The Issuing Bank shall pay to the Agent for account of each revolving Credit Bank (other than the Issuing Bank), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from the Company, an amount equal to such Bank's Revolving Credit Commitment Percentage of all such fees in respect of each Revolving Letter of Credit (including any such fee in respect of any period of any renewal or extension thereof).

          In addition, the Company shall pay to the Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit (other than the Qingdao Letter of Credit) in an amount equal to 1/8 of 1% per annum of the daily average undrawn face amount of such Revolving Letter of Credit for the period from and including the date of issuance of such Revolving Letter of Credit (i) in the case of a Revolving Letter of Credit that expires in accordance with its terms, to and including such expiration date and
     (ii) in the case of a Revolving Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Revolving Letter of Credit, to but excluding the date such Revolving Letter of Credit is drawn in full or is terminated (such fee to be non-refundable and to be paid in arrears on each Quarterly Date and on the Revolving Credit Termination Date) plus all commissions, charges (including negotiation fees), costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Revolving Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Agent) to each Revolving Credit Bank and the Company a notice describing the aggregate amount of all Revolving Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Bank from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Revolving Letter of Credit then outstanding.

          (i) The issuance by the Issuing Bank of each Revolving Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Revolving Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and proce-dures with respect to letters of credit of the same type and
     (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Revolving Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Docu-ment, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.04 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate (as in effect from time to time), provided that if such Bank shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Bank shall be obligated to pay interest on such amount at the Post-Default Rate.

          (k) The issuance by the Issuing Bank of any modifica-tion or supplement to any Revolving Letter of Credit here-under shall be subject to the same conditions applicable under this Section 2.04 to the issuance of new Revolving Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Revolving Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Bank shall have consented thereto. Upon any modification or renewal or reissuance by the Issuing Bank of the Qingdao Letter of Credit, such Issuing Bank shall forthwith notify the Agent and the Company of the new Qingdao Letter of Credit Limit for purposes of this Agreement.

          (l) Anything herein to the contrary notwithstanding, the amount of the Qingdao Letter of Credit for all purposes of this Agreement and the other Basic Documents (including, without limitation, the usage of the Revolving Credit Commitments hereunder, the calculation of fee under clause
     (g) above and the obligation of the Revolving Credit Banks to participate in Reimbursement Obligations arising upon drawings thereunder) shall be deemed to be equal to the Qingdao Letter of Credit Limit and any Letter of Credit Liability arising in respect of the Qingdao Letter of Credit in excess of the Qingdao Letter of Credit Limit shall be solely for the account of the Issuing Bank, and no other Bank shall be obligated to participate in such excess amount, nor shall such excess amount be entitled to the benefits of the Security Documents.

          (m) Pursuant to Section 2.04 of the Existing Credit Agreement, Chase, as an Issuing Bank, has issued various Letters of Credit (collectively, the "Existing Letters of Credit"). On the Effective Date, the Existing Letters of Credit and the Qingdao Letter of Credit shall automatically, and without any action on the part of any Person, become Revolving Letters of Credit hereunder. On the Effective Date, immediately prior to the satisfaction by the Company of the conditions precedent to effectiveness set forth in
     Section 7 hereof, (i) Chase shall, by assignment from any Existing Bank that will not be a Revolving Credit Bank hereunder, acquire all of such Existing Bank's interest in the Letter of Credit Liabilities (as defined in the Existing Credit Agreement) as of the Effective Date in respect of the Existing Letters of Credit and the Qingdao Letter of Credit (the "Existing Letter of Credit Liabilities") and (ii) the Company shall pay to the Agent for the account of the Existing Banks (after giving effect to such assignments) all letter of credit fees accrued through the Effective Date in respect of the Existing Letters of Credit and the Qingdao Letter of Credit. Each Revolving Credit Bank (other than the Issuing Bank) agrees that, on the Effective Date, it shall acquire (and, in the case of any Existing Bank that is a Revolving Credit Bank, it shall automatically continue) interests in the Existing Letter of Credit Liabilities in such amounts so that the Revolving Credit Banks shall hold Existing Letter of Credit Liabilities ratably in accordance with their respective Revolving Credit Commitments.

The Company hereby indemnifies and holds harmless each Revolving Credit Bank and the Agent from and against any and all claims and damages, losses, liabilities (including, without limitation, consequential damages), costs or expenses that such Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Revolving Letter of Credit; provided that the Company shall not be required to indemnify any Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Revolving Letter of Credit complied with the terms of such Revolving Letter of Credit or (y) in the case of the Issuing Bank, such Bank's failure to pay under any Revolving Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Revolving Letter of Credit. Nothing in this Section 2.04 is intended to limit the other obligations of the Company, any Bank or the Agent under this Agreement. Notwithstanding anything to the contrary contained herein, the Issuing Bank shall not be liable for consequential damages.

          2.05  Changes of Commitments.

          (a)  The aggregate amount of the Revolving Credit
Commitments shall be automatically reduced to zero on the Revolving Credit Termination Date.

          (b) The Company shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities in respect of Revolving Letters of Credit are outstanding, to terminate the Revolving Credit Commitments, (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities in respect of Revolving Letters of Credit), (iii) to terminate the Term Loan Commitments (but only if simultaneously therewith or prior thereto the Barton Letter of Credit Commitments and the Revolving Credit Commitments are being or have been terminated in full) and
(iv) so long as the Barton Letter of Credit is no longer out-standing, to terminate the Barton Letter of Credit Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and
(y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 or in multiples of $500,000 in excess thereof.

          (c) The aggregate amount of the Term Loan Commitments shall be automatically reduced to zero on the Term Loan
Commitment Termination Date.

          (d) The Company will from time to time take such action on its part, and will use reasonable efforts to cause the Seller Representatives (as defined in the Stock Purchase Agree-ment) from time to time to take such action on their part, as shall be necessary to cause the beneficiary under the Barton Letter of Credit to instruct that the face amount of the Barton Letter of Credit be reduced on the dates and in the amounts specified in Section 2.12(a) of the Stock Purchase Agreement. Each reduction in the face amount of the Barton Letter of Credit shall result in an automatic and simultaneous reduction in the aggregate amount of the Barton Letter of Credit Commitments in an amount equal to the amount of such reduction. Any portion of the Barton Letter of Credit Commitments not used on the Barton Letter of Credit Termination Date shall be automatically terminated.

          (e) The Commitments once terminated or reduced may not be reinstated.

          2.06 Commitment Fee. The Company shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities in respect of Revolving Letters of Credit shall be deemed to be a pro rata (based on the Revolving Credit Commit-ments) use of each Bank's Revolving Credit Commitment), for the period from and including the date hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum equal to 3/8 of 1%. The Company shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Term Loan Commitment, for the period from and including the date hereof to but not including the earlier of the date such Term Loan Commitment is terminated and the Term Loan Commitment Termination Date, at a rate per annum equal to 3/8 of 1%. The Company shall pay to the Agent for account of the Barton Letter of Credit Banks a commitment fee on the daily average unused amount of such Bank's Barton Letter of Credit Commitment (for which purpose the aggregate amount of the Letter of Credit Liabilities in respect of the Barton Letter of Credit shall be deemed to be a pro rata (based on the Barton Letter of Credit Commitments) use of such Bank's Barton Letter of Credit Commitment), for the period from and including the date hereof to but not including the earlier of the date such Barton Letter of Credit Commitment is terminated and the Barton Letter of Credit Termination Date, at a rate per annum of 3/8 of 1%. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Termination Date (in the case of the Revolving Credit Commitments) or the Term Loan Commitment Termination Date (in the case of the Term Loan and Barton Letter of Credit Commitments). All commitment fees hereunder shall be computed as set forth in Section 4.03 hereof.

          2.07 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable
Lending Office for Loans of such Type.

          2.08 Several Obligations; Remedies Independent. The failure of any Bank (such Bank, a "Non-Funding Bank") to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank (each such other Bank, an "Other Bank") of its obligation to make its Loan on such date, but neither any Other Bank nor the Agent shall be responsible for the failure of any Non-Funding Bank to make a Loan to be made by such Non-Funding Bank, and no Non-Funding Bank shall have any obligation to the Agent or any Other Bank for the failure by such Non-Funding Bank to make any Loan required to be made by such Non-Funding Bank. The foregoing shall not relieve any Non-Funding Bank from any liability it may have to the Company in respect of its failure to honor its obligation to make the respective Loan. Anything in this Agreement to the contrary notwithstanding, each Bank hereby agrees with each other Bank that no Bank shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including, without limitation, exercising any rights of off-set) without first obtaining the prior written consent of the Agent or the Majority Banks, it being the intent of the Banks that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Agent or the Majority Banks and not individually by a single Bank.

          2.09  Notes.

          (a) The Revolving Credit Loans (other than the Swingline Loans) made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

          (b) The Term Loans made by each Bank shall be evidenced by two promissory notes of the Company each substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Bank in the respective principal amounts provided in the next sentence and otherwise duly completed. The aggregate principal amount of such notes executed and delivered to any Bank shall be equal to the amount of such Bank's Term Loan Commitment as originally in effect, the first of which notes (the "Mortgage Note") being in a principal amount equal to 2/224 of the amount of such Bank's Term Loan Commitment and to be secured by all of the collateral security provided for pursuant to the Security Documents (including, without limitation, the Mortgages covering real property of the Obligors in New York) and the second of which notes (the "Non-Mortgage Note") being in a principal amount equal to 222/224 of the amount of such Bank's Term Loan Commitment and to be secured by all of the collateral security provided for pursuant to the Security Documents (excluding, however, the Mortgages covering real property of the Obligors in New York). Anything in this Agreement to the contrary notwithstanding, all payments and prepayments of the Term Loans hereunder shall be deemed to be applied first to the portion of the Term Loans evidenced by the Non-Mortgage Notes (until the same shall have been paid in full) and last to the portion of the Term Loans evidenced by the Mortgage Notes.

          (c) The Swingline Loans made by the Swingline Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the date hereof, payable to the Swingline Bank in a principal amount equal to $8,000,000 and otherwise duly completed.

          (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recorda-tion or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

          (e) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denomina-tions or otherwise, except in connection with a permitted assign-ment of all or any portion of such Bank's relevant Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

          2.10 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; and (c) prepayments of the Term Loans, shall be applied to the installments of the Term Loans in inverse order of their maturities.

          2.11 Mandatory Prepayments and Reductions of Commit-ments.

          (a) Borrowing Base. Until the Revolving Credit Termination Date, the Company shall from time to time immediately prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities in respect of Revolving Letters of Credit as specified in clause (h) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans outstanding together with the Letter of Credit Liabilities in respect of Revolving Letters of Credit shall not exceed the Borrowing Base, such amount to be applied, first, to Revolving Credit Loans outstanding and, second, as cover for Letter of Credit Liabilities in respect of Revolving Letters of Credit.

          (b) Revolving Credit Loans Clean-Up. The Company will from time to time prepay the Revolving Credit Loans in such amounts as shall be necessary so that for a period of at least thirty consecutive days at any time during the last two fiscal quarters of each fiscal year (commencing with the fiscal year ending August 31, 1995), the aggregate outstanding principal amount of the Revolving Credit Loans together with the Letter of Credit Liabilities in respect of Revolving Letters of Credit does not exceed $50,000,000.

          (c) Casualty Events. Upon the date 180 days following the receipt by the Company of the proceeds of insurance, condem-nation award or other compensation with respect to any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or its Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall repay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.11. Notwith-standing the foregoing, in the event that a Casualty Event shall occur with respect to Property covered by any Mortgage, the Company shall, if required by the terms of such Mortgage, prepay the Loans (and/or provide cover for the Letter of Credit Liabili-ties as specified in clause (h) below), and the Commitments shall be subject to automatic reduction, on the dates, and in the amounts, of the required prepayments specified in accordance with such Mortgage. Nothing in this clause (c) shall be deemed to limit any obligation of the Company pursuant to any of the Secur-ity Documents to remit to a collateral or similar account main-tained by the Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (d) Equity Issuance. Upon any Equity Issuance, the Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to (A) 100% of the Net Available Proceeds thereof in respect of the first $60,000,000 of Net Available Proceeds in respect of Equity Issuances consummated after the Effective Date and (B) 50% of the Net Available Proceeds thereafter, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause
(g) of this Section 2.11.

          (e) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending August 31, 1995, the Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabili-ties as specified in clause (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 65% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to Section 2.10 hereof and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of Revolving Credit Commitments made during such fiscal year pursuant to Section 2.05(b) hereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this
Section 2.11.

          (f) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Banks pur-suant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.11(f), shall exceed $10,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Banks a statement, certified by the chief financial officer of the Company, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as speci-fied in clause (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.11.

          (g) Application. Prepayments and reductions of Commitments described in the above clauses of this Section 2.11
(other than in clauses (a) and (b) above) and clause (j) below shall be effected as follows:

          (i) first, the amount of the prepayment specified in such clauses shall be applied to the Term Loans in the inverse order of the maturities of the installments of the Term Loans then outstanding;

         (ii) second, the Revolving Credit Commitments shall be automatically reduced by an amount equal to any excess over the amount referred to in the foregoing clause (i) (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit would exceed the Revolving Credit Commitments, the Company shall, first, prepay Revolving Credit Loans and, second, provide cover for Letter of Credit Liabilities in respect of Revolving Letters of Credit as specified in clause (h) below, in an aggregate amount equal to such excess); and

        (iii) third, if after payment in full of the principal of and interest on the Term Loans and Revolving Credit Loans (and (A) the reduction to zero of the Revolving Credit Commitments as provided in clauses (i) and (ii) above and
     (B) the provision for cover for Letter of Credit Liabilities in respect of Revolving Letters as provided in clause (ii) above) the Barton Letter of Credit shall be outstanding, such required prepayment shall be used to provide cover for Letter of Credit Liabilities in respect of the Barton Letter of Credit as specified in clause (h) below.

          (h) Cover for Letter of Credit Liabilities. In the event that the Company shall be required pursuant to this
Section 2.11 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Agent immedi-ately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          (i) Change of Control. In the event that the Company shall be required pursuant to the provisions of any instrument evidencing or governing any Subordinated Indebtedness to redeem, or make an offer to redeem or repurchase, all or any portion of such Subordinated Indebtedness as a result of a change of control (however defined), then, concurrently with the occurrence of the event giving rise to such change of control, the Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (h) above) in full, and the Commitments shall be automatically reduced to zero.

          (j) Subordinated Indebtedness. Without limiting the obligation of the Company to obtain the consent of the Majority Banks to the issuance of any Subordinated Indebtedness not permitted hereunder, upon the receipt by the Company of any cash proceeds from any issuance of Subordinated Indebtedness, the Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (i) above), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to (A) the cash proceeds received by the Company and its Subsidiaries net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith) minus (B) the cash proceeds so received and applied to refinance other Subordinated Indebtedness as contemplated by
Section 9.22 hereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause
(g) of this Section 2.11.

          Section 3.  Payments of Principal and Interest.

          3.01  Repayment of Loans.

          (a) The Company hereby promises to pay to the Agent for account of each Bank the entire outstanding principal amount of such Bank's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Termination Date; the Company hereby agrees to pay to the Agent for account of the Swingline Bank the full outstanding amount of each Swingline Loan, and each Swingline Loan shall mature, the earlier of (A) two Business Days after such Loan is made by the Swingline Bank or (B) the Revolving Credit Termination Date.

          (b) The Company hereby promises to pay to the Agent for account of each Bank the principal of the Term Loans in 23 installments payable on the Principal Payment Dates as follows:

      Principal Payment Date               Amount of
     falling on or nearest to:            Installment

        December 15, 1994                 $ 7,000,000.00

        March 15, 1995                    $ 7,000,000.00
        June 15, 1995                     $ 7,000,000.00
        September 15, 1995                $ 7,000,000.00
        December 15, 1995                 $ 7,000,000.00

        March 15, 1996                    $ 7,000,000.00
        June 15, 1996                     $ 7,000,000.00
        September 15, 1996                $ 7,000,000.00
        December 15, 1996                 $ 7,000,000.00

        March 15, 1997                    $ 7,000,000.00
        June 15, 1997                     $ 7,000,000.00
        September 15, 1997                $ 7,000,000.00
        December 15, 1997                 $ 7,000,000.00

        March 15, 1998                    $ 7,000,000.00
        June 15, 1998                     $ 7,000,000.00
        September 15, 1998                $ 7,000,000.00
        December 15, 1998                 $ 7,000,000.00

        March 15, 1999                    $ 7,000,000.00
        June 15, 1999                     $ 7,000,000.00
        September 15, 1999                $ 7,000,000.00
        December 15, 1999                 $ 7,000,000.00

        March 15, 2000                    $ 7,000,000.00
        June 15, 2000                     $70,000,000.00


If the Company does not borrow the full amount of the aggregate Term Loan Commitments on the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments in the inverse order of maturity. Prepayments of Term Loans made pursuant to Section 2.10 or Section 2.11 hereof shall be applied to the foregoing amortization schedule in accordance with Section 2.10(c) or Section 2.11(g) hereof, as the case may be.

          3.02 Interest. The Company hereby promises to pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a)  during such periods as such Loan is a Base Rate
     Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and

          (b)  during such periods as such Loan is a Eurodollar
     Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Inter-est Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

          4.01  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately avail-able funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

          (c) Each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding
Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Banks under Section 2.01 hereof shall be made from the relevant Banks, each payment of commitment fee under Section 2.06 hereof in respect of Commitments of a particu-lar Class shall be made for account of the relevant Banks, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.05 hereof shall be applied to the respective Commitments of such Class of the relevant Banks, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Revolving Credit Loans and Term Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Banks according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of making of Loans) or their respective Revolving Credit Loans and Term Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Eurodollar Loan shall be coterminous; (c) each payment or prepayment of principal of Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks. Notwithstanding the foregoing, borrowings, payments and prepayments of Swingline Loans shall be made without regard to the foregoing provisions of this Section 4.02; provided that each mandatory prepayment made pursuant to Section 2.11 hereof in respect of Revolving Credit Loans shall be applied ratably to all Revolving Credit Loans (including, without limitation, the Swingline Loans).

          4.03 Computations. Interest on Loans and Reimburse-ment Obligations and commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04 Minimum Amounts. Except for mandatory prepay-ments made pursuant to Section 2.11 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $1,000,000 or in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $2,000,000 or in multiples of $100,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period. As provided in Section 2.01(c)(iii) hereof, the provisions of this Section 4.04 shall not apply to Swingline Loans.

          4.05 Certain Notices. Notices by the Company to the Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
          Notice                             Days Prior

     Termination or reduction
     of Commitments                               4

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                              1

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and other-wise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. As provided in Section 2.01(c)(iii) hereof, the provisions of this Section 4.05 shall not apply to Swingline Loans.

          4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank, or a participation in a Letter of Credit drawing or an interest in an Existing Loan to be acquired by such Bank, hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under
     Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment), and

         (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

          4.07  Sharing of Payments, Etc.

          (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (but subject, as between the Banks, to the provisions of the last sentence of Section 2.08 hereof), to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, Reimburse-ment Obligations or any other amount payable to such Bank here-under, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any Note held by it or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise
(other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percent-age of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due here-under or thereunder by such Obligor to such Bank than the percent-age received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtain-ing or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.

          5.01  Additional Costs.

          (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs that such Bank reasonably determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receiv-able by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

               (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitments of such Bank hereunder); or

             (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank there-after to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it reasonably determines are attributable to the main-tenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to complete therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implement-ing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and
Section 5.06 hereof, "Basel Accord" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applic-able Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this
Section 5.01, shall be conclusive.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determina-tion of any Eurodollar Base Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the rele-vant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Banks or, if the related Loans are Term Loans, the Majority Term Banks determine, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.10 hereof.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 Treatment of Affected Loans. If the obligation of any Bank to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate
     Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are out-standing, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (includ-ing, without limitation, the failure of any of the condi-tions precedent specified in Section 7 hereof to be satis-
     fied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepay-ment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

          5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under
Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any govern-ment or governmental or supervisory authority implementing at the national level the Basel Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank or Banks of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's or Banks' reason-able allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or Banks (through the Agent), the Company shall pay immediately to the Agent for account of such Bank or Banks, from time to time as specified by such Bank or Banks (through the Agent), such addi-tional amounts as shall be sufficient to compensate such Bank or Banks (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

          Section 6.  Guarantee.

          6.01 Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank of, the Company, all indebtedness of the Company to any of the Banks in respect of Interest Rate Protection Agreements entered into pursuant to the requirements set forth in Section 9.16 hereof and all other amounts from time to time owing to the Banks or the Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Basic Documents, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or other-wise) any of the Guaranteed Obligations, the Subsidiary Guaran-tors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obli-gations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circum-stances. In full recognition and in furtherance of the fore-going, each Subsidiary Guarantor agrees that:

          (a) Without affecting the enforceability or effective-ness of Section 6.01 hereof in accordance with its terms and without affecting, limiting, reducing, discharging or termi-nating the liability of such Subsidiary Guarantor, or the rights, remedies, powers and privileges of the Agent and the Banks under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, the Agent and the Banks may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

               (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

              (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Basic Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obliga-tions, any Basic Document or any such other instrument or any term or provision of the foregoing (it being understood that this clause (ii) shall not be deemed to constitute a consent by any Subsidiary Guarantor to any such amendment with respect to any Basic Document to which it is a party);

             (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Basic Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

              (iv) accept or receive (including from any other Subsidiary Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

               (v)  accept, receive and hold any additional
          collateral for all or any part of the Guaranteed
          Obligations (including from any other Guarantor);

              (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guaran-tees (including letters of credit or the obligations of any other Subsidiary Guarantor) for or relative to all or any part of the Guaranteed Obligations;

             (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other Subsidiary Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Agent or any Bank may in its discretion determine;

            (viii)  release any Person (including any other
          Subsidiary Guarantor) from any personal liability with respect to all or any part of the Guaranteed
          Obligations;

              (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Agent or the Banks may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee (including any letter of credit issued with respect to) of all or any part of the Guaranteed Obligations;

               (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructur-ing or termination of the corporate existence of the Company or any other Person (including any other
          Subsidiary Guarantor);

              (xi) proceed against the Company, such or any other Subsidiary Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the right, remedies, powers and privileges of the Agent and the Banks under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or otherwise in such order and such manner as the Agent or any Bank may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or other-wise enforce Section 6.01 hereof as to any Subsidiary Guarantor;

             (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

            (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Agent or any Bank may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Agent or any Bank a party in possession in contemplation of law, except at its option);

             (xiv)  enter into such other transactions or
          business dealings with any other Subsidiary Guarantor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Agent or any Bank may desire; and

              (xv) do all or any combination of the actions set forth in this 6.02(a).

          (b)  The enforceability and effectiveness of this
     Section 6 and the liability of the Subsidiary Guarantors, and the rights remedies, powers and privileges of the Agent and the Banks, under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, shall not be affected, limited, reduced, discharged or terminated, and each Subsidiary Guarantor hereby expressly waives any defense now or in the future arising, by reason of:

               (i) the illegality, invalidity, irregularity, authenticity, or unenforceability of all or any part of the Guaranteed Obligations, this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

              (ii)  any disability or other defense of the
          Company or any other Subsidiary Guarantor with respect to all of any part of the Guaranteed Obligations or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limita-tions that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

             (iii) the illegality, invalidity, irregularity, authenticity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

              (iv) the cessation, for any cause whatsoever, of the liability of the Company or any other Subsidiary Guarantor (other than subject to Section 6.05, by reason of the full payment and performance of all Guaranteed Obligations);

               (v)  any failure of the Agent or any Bank to
          marshall assets in favor of the Company or any other Person (including any other Subsidiary Guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Subsidiary Guarantor, the Company, any other guarantor, all or any part of the Guaranteed Obliga-tions (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Subsidiary Guarantor's liability under this Section 6, neither the Agent nor any Bank being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under this Agreement, the Notes or any other agreement or instrument referred to herein or therein;

              (vi) any failure of the Agent or any Bank to give notice after any Default of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Subsidi-ary Guarantor or any other Person or any defect in, or any failure by any Subsidiary Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

             (vii) any failure of the Agent or any Bank to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations, including any failure to conduct a commercially reasonable sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

            (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaran-teed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Subsidiary Guarantor or may preclude any Subsidi-ary Guarantor from obtaining reimbursement, contribu-tion, indemnification or other recovery from any other Subsidiary Guarantor, the Company any other guarantor or any other Person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

              (ix) any benefits the Company, any Subsidiary Guarantor or any other guarantor may otherwise derive from Sections 580(a), 580(b), 580(d) or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

               (x) any act or omission of the Agent, any Bank or any other person that directly or indirectly results in or aids the discharge or release of the Company or any other Subsidiary Guarantor, of all or any part of the Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations by operation of law or otherwise;

              (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's principal obligation;

             (xii) the possibility that the obligations of the Company to the Agent and the Banks may at any time and from time to time exceed the aggregate liability of the Subsidiary Guarantors under this Section 6;

            (xiii) any counterclaim, set-off or other claim which the Company or any other Subsidiary Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

             (xiv) any failure of the Agent or any Bank to file or enforce a claim in any bankruptcy or other proceed-ing with respect to any Person;

              (xv) the election by the Agent or any Bank, in a bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the United
          States Bankruptcy Code;

             (xvi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy
          Code;

            (xvii) any use of cash collateral under Section 363 of the United States Bankruptcy Code;

           (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

             (xix) the avoidance of any lien in favor of the Agent or any Bank for any reason;

              (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

             (xxi) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899,
          3275 and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction; or

           (xxiii) diligence, presentment, demand of payment, protest and all notices whatsoever.

          (c) Each Subsidiary Guarantor represents and warrants to the Agent that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Subsidiary Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Subsidiary Guarantor further represents and warrants that it has reviewed and approved this Agree-ment and the related Basic Documents and is fully familiar with the transactions contemplated by such Basic Documents and that it will in the future remain fully familiar with such transaction and with any new Basic Documents and the transaction contemplated by such Basic Documents. Each Subsidiary Guarantor hereby expressly waives and relin-quishes any duty on the part of the Agent or the Banks (should any such duty exist) to disclose to such or any other Subsidiary Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Basic Documents or the transactions undertaken pursuant to, or contemplated by, such Basic Documents, whether now or in the future known by the Agent or any Bank.

          6.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceed-ings in bankruptcy or reorganization or otherwise and the Subsidi-ary Guarantors jointly and severally agree that they will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provi-sions of this Section 6 and further agrees with the Company for the benefit of each of its creditors (including, without limita-tion, each Bank and the Agent) that any such payment by it shall, to the fullest extent permitted by law, constitute a dividend on the common stock of such Subsidiary Guarantor owned by the Company or a return of capital paid by such Subsidiary Guarantor to the Company and, otherwise, an investment in the equity capital of the Company by such Subsidiary Guarantor. Each Subsidiary Guarantor understands that, by reason of the foregoing provisions of this Section 6.04, the exercise by the Agent or any Bank of the rights, remedies, powers and privileges that it has under this Section 6 and under the other Basic Documents will result in nonreimbursable liabilities under this Agreement. Nevertheless, each Subsidiary Guarantor hereby authorizes and empowers the Agent and the Banks to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges as they, in their sole discretion, shall deem appropriate.

          6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Banks, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwith-standing any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said
Section 6.01.

          6.06  Continuing Guarantee.  The guarantee in this
Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.07 Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obliga-tions of any Subsidiary Guarantor under Section 6.01 hereof would otherwise be held or determined to be void, invalid or unenforce-able, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Bank, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7.  Conditions Precedent.

          7.01 Conditions to Effectiveness of Second Amended and Restated Credit Agreement. The effectiveness of this Second Amended and Restated Credit Agreement, and the obligations of the Banks to extend credit hereunder (whether by making a Loan or by issuing a Letter of Credit) on the Effective Date, are subject to
(i) the condition precedent that such extension of credit shall be made on or before the Effective Date and (ii) the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

          (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the Loans hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

          (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the Effective Date, to the effect set forth in the first sentence of Section 7.02 hereof.

          (c)  Borrowing Base Certificate.  A Borrowing Base
     Certificate as at June 30, 1994.

          (d) Opinions of Counsel to the Obligors. (i) An opinion dated the Effective Date, of Harter, Secrest & Emery, counsel to the Obligors, in substantially the form of Exhibit H-1 hereto, (ii) an opinion dated the Effective Date, of McDermott, Will & Emery, special California counsel to the Obligors, in substantially the form of Exhibit H-2 hereto, and (iii) an opinion dated the Effective Date of Fulton, Fulton & Hubbard, special Kentucky counsel to the Obligors substantially in the form of Exhibit H-3 hereto and, in each case covering such matters as any Bank may reasonably request. Each Obligor hereby instructs each such counsel to deliver such opinion to the Banks and the Agent.

          (e) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley
     & McCloy, special New York counsel to Chase in substantially the form of Exhibit I hereto.

          (f)  Notes.  The Notes, duly completed and executed.

          (g) Security Agreement. The Security Agreement, duly executed and delivered by each Obligor and the Agent and the certificates identified under the name of such Obligor in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financ-ing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

          (h) Mortgages; Title Insurance; etc. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the
     Agent:

               (i) with respect to the properties identified in Parts A(1) and A(2) of Schedule V hereto, instruments of Modification and Confirmation in substantially the form of Exhibit D-1 hereto, in the case of the properties identified in Part A(3) of Schedule V, instruments of Modification and Confirmation in substantially the forms of Exhibits D-2, in the case of the properties identified in Parts B(1) and B(2) of
          Schedule V, instruments of Modification and Confirmation in substantially the form of Exhibit D-3 hereto, in the case of the properties identified in Part B(3) of Schedule V hereto, instruments of Modification and Confirmation in substantially in the form of Exhibit D-4 hereto and in the case of the Property identified in Part C of Schedule V, Deed of Trust in the form of Exhibit G hereto, in each case duly executed, acknowledged and delivered by the respective parties thereto, in recordable form (in such number of copies as the Agent shall have requested);

              (ii) mortgagee policies of title insurance or down-date endorsements of existing title policies issued pursuant to the Existing Credit Agreement (collectively, the "Title Policies") on forms of and issued by one or more title companies satisfactory to each Bank (the "Title Companies"), insuring the validity and priority of the Liens created under the each of the Mortgages for and in amounts satisfactory to each Bank, subject only to such exceptions as are satisfactory to each Bank and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropri-ately completed and duly executed;

             (iii) as-built surveys of each of the facilities to be covered by the Mortgages, showing such matters as may be required by any Bank, which surveys shall be in form and content acceptable to each Bank (unless other arrangements satisfactory to the Banks shall have been made for the deletion of general survey exceptions contained in the Title Policies), and certified to the Agent and to each Bank and the Title Companies, and shall have been prepared by a registered surveyor acceptable to each Bank; and

              (iv) to the extent available, certified copies of permanent and unconditional certificates of occupancy for each such facility.

     In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land offices.

          (i) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company and its Subsidiaries pursuant to Section 9.04 hereof and the designation of the Agent as the loss payee thereunder to the extent required by said Section 9.04 in respect of all insurance covering tangible Property, such certificates to be in such form and contain such information as is specified in said Section 9.04. In addition, the Company shall have delivered (i) a certificate of the chief financial officer of the Company setting forth the insurance obtained by it and its Subsidiaries in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid and (ii) a written report, dated reasonably near the Effective Date are being made, of Willis Corroon Corporation and Hogg Robinson of Georgia, Inc., or any other firm of independent insurance brokers of nationally recognized standing, as to such insurance and stating that, in their opinion, such insurance adequately protects the interests of the Agent and the Banks, is in compliance with the provisions of said
     Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those covered by each of the Mortgages.

          (j) Environmental Surveys. Environmental surveys and assessments prepared by one or more firms of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to Chase with respect to the facilities to be acquired pursuant to the Heublein Acquisition Documents, each such environmental survey and assessment to be based upon physical on-site inspections by such firms of each of such facilities, as well as a historical review of the uses of such facilities and of the business and operations of Heublein (including any former Subsidiaries or divisions of Heublein which have been disposed of prior to the date of such survey and assessment and with respect to which Heublein or any of its Subsidiaries may have retained liability for environmental matters). In addition, the Company shall have completed (and delivered to the Agent) environmental risk questionnaires with respect to all other facilities owned, operated or leased by the Company and its Subsidiaries and covered by environmental surveys and assessments delivered pursuant to the Existing Credit Agreement, and the responses to such questionnaires (and the underlying facts and circumstances shown thereby) shall be in form and substance satisfactory to Chase.

          (k) Solvency Analysis. A certificate from the chief financial officer of the Company to the effect that, as of the Effective Date and after giving effect to the Heublein Acquisition, the initial extension of credit hereunder and to the other transactions contemplated hereby, (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for the Property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (includ-ing contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. The Agent shall have also received opinions of value (including, in the case of Canandaigua West, asset appraisals from Arthur Andersen & Co. SC) and other appropriate factual information supporting the conclusions described in clauses (i), (ii) and (iii) above (which opinions of value shall not have been amended, modified or revoked).

          (l) Pro Formas. A copy of an estimated pro forma balance sheet of the Company and its Consolidated Subsidiaries, certified by the chief financial officer of the Company as of the Effective Date, giving effect to the Heublein Acquisition, the initial extension of credit hereunder and the other transactions contemplated hereby and showing a financial condition of the Company and its Consolidated Subsidiaries in form and substance satisfactory to Chase.

          (m)  Consummation of Acquisition.  Evidence that
     (i) each of the conditions precedent specified in the Heublein Acquisition Documents shall have been (or, con-currently with the making of the initial extension of credit hereunder, shall be) in all material respects satisfied (or, with the approval of the Majority Banks, waived), (ii) each of the Company, Canandaigua West and Heublein shall have performed in all material respects all obligations to be performed by them under the Heublein Acquisition Documents on or prior to the Effective Date and (iii) the Heublein Acquisition is being consummated in accordance with the terms of the Heublein Acquisition Documents.

          (n) Approvals. Evidence of receipt of all approvals from governmental authorities with respect to the Heublein Acquisition (or the termination of waiting periods applicable thereto) necessary for the Company and its Subsidiaries to conduct the business in respect of the assets transferred pursuant to the Heublein Acquisition Documents as currently being conducted by Heublein.

          (o) Financial Statements. Copies of (i) statements of identified income and expenses of the product lines of Heublein to be acquired by the Company for the fiscal years ended September 30, 1993, September 30, 1992 and September 30, 1991, (ii) statements of cash flow of the product lines of Heublein to be acquired by the Company for the years ended December 31, 1993, December 31, 1992 and December 31, 1991 and (iii) statements of assets related to the product lines of Heublein to be acquired by the Company for the fiscal years ended September 30, 1993 and September 30, 1992, and each such financial statement shall be in form reasonably satisfactory to the Banks.

          (p) Other Documents. Such other documents as the Agent or any Bank or special New York counsel to the Banks may reasonably request.

The obligation of any Bank to make its initial extension of credit hereunder is also subject to the payment by the Company of
(i) all amounts owing to the Existing Banks and Chase on the Effective Date pursuant to Sections 2.01(a), 2.01(b), 2.03(a) and 2.04(m) hereof and (ii) such fees as the Company shall have agreed to pay or deliver to any Bank or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

          7.02 Initial and Subsequent Extensions of Credit. The obligation of the Banks to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof (including, without limitation, in the case of the initial Loans hereunder, after giving effect to the Heublein Acquisition): (a) no Default shall have occurred and be continuing; (b) the representations and warranties made by the Company in Section 8 hereof, and by each Obligor in each of the other Basic Documents to which such Obligor is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (c) the aggregate principal amount of the Revolving Credit Loans together with the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit shall not exceed the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 7.01(c) hereof (in the case of the initial Loan hereunder) or Section 9.01(g) hereof (in the case of any other Loan hereunder). Each notice of borrowing by the Company or request for the issuance of a Letter of Credit here-under shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 8.  Representations and Warranties.  The
Company represents and warrants to the Banks that:

          8.01  Corporate Existence.  Each of the Company and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requi-site corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          8.02 Financial Condition. The consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at August 31, 1993 and the related consolidated and consolidating statements of income, retained earnings and of cash flow of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen & Co., and the unaudited consolidated and con-solidating balance sheets of the Company and its Consolidated Subsidiaries as at February 28, 1994 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the six-month period ended on such date, heretofore furnished to each of the Banks, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Company and of each of its Consolidated Subsidi-aries, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and six-month period ended on said dates (subject, in the case of such finan-cial statements as at February 28, 1994, to normal year-end audit adjustments), all in accordance with generally accepted account-ing principles and practices applied on a consistent basis. Neither the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since August 31, 1993, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in said financial statements as at said date.

          8.03  Litigation.  Except as disclosed to the Banks in
Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidi-aries, any of which, if adversely determined, could have a Material Adverse Effect.

          8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the Heublein Acquisition, Barton Acquisition or the Vintners Acquisition, the issuance of the Barton Letter of Credit and the transactions herein and in the other Basic Docu-ments contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under (other than consents in respect of the Heublein Acquisition that have been obtained), the charter or by-laws of any Obligor, or any applicable law or regulation (including any applicable alcoholic beverage law or regulation), or any order, writ, injunction or decree of any court or govern-mental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05 Power, Authority and Enforceability. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agree-ment has been duly and validly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which such Obligor is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms except as such enforceabil-ity may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforce-ability is considered in a proceeding in equity or at law).

          8.06 Approvals. Each Obligor has, or prior to the Effective Date will have, obtained all authorizations, approvals and consents of, and has made all filings and registrations with, all governmental and regulatory authorities, agencies and securi-ties exchanges, in the case of the Heublein Acquisition Docu-ments, the Barton Acquisition Documents and the Vintners Acquisi-tion Documents, necessary in any material respect, and in the case of the other Basic Documents, necessary, for the execution, delivery or performance by any Obligor of the Basic Documents to which such Obligor is a party or for the legality, validity or enforceability thereof, except for (a) filings and recordings in respect of the Liens created pursuant to the Security Documents and (b) the filing of a Form 8-K with the Securities and Exchange Commission which filing will be timely made after the consummation of the Heublein Acquisition.

          8.07 Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          8.08 ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applic-able provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business).

          8.09 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consoli-dated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidi-aries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidi-aries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          8.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  Material Agreements and Liens.

          (a) Part A of Schedule I hereto is a complete and correct list, as of the date hereof, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relat-ing to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the date hereof, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          8.13  Environmental Matters.  Except as set forth in
Schedule II hereto, each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted. Except as set forth in Schedule II hereto, each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compli-ance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. In the judgment of the Company, no matter (either individually or collectively with all other such matters) dis-closed in Schedule II creates, results in or has, or will create, result in or have, a Material Adverse Effect.

          In addition, except as set forth in Schedule II hereto:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the best of the Company's knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries, in each case in circumstances which may reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any compar-able state or local statute; and

               (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

              (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

             (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

              (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

               (v)  no Hazardous Materials have been otherwise
          Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

     that, in the case of any of clauses (i) through (v) above, may reasonably be expected to have a Material Adverse
     Effect.

          (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability
     Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims in a material amount against the Company or any of its Subsidiaries.

          (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries that may reasonably be expected to have a Material Adverse Effect, and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or, to the best of the Company's knowledge, proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (e) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or, to the best of the Company's knowledge, is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Banks.

          8.14 Capitalization. The authorized capital stock of the Company consists, as at the Effective Date, of an aggregate of 80,000,000 shares consisting of (i) 60,000,000 shares of Class A common stock, par value $.01 per share, of which 12,593,231 shares are duly and validly issued and outstanding and 1,239,366 shares are issued and held in treasury, each of which shares is fully paid and nonassessable and (ii) 20,000,000 shares of Class B common stock, par value $.01 per share, of which 3,390,051 shares are duly and validly issued and outstanding and 625,725 shares are issued and held in treasury, each of which shares is fully paid and nonassessable.

          As at the Effective Date, 14.46% of such issued and outstanding shares of Class A common stock and 83.73% of such issued and outstanding shares of Class B common stock are owned beneficially and of record by (i) Marvin Sands or members of his immediate family (including spouse or children) or (ii) a trust which is for the benefit of Marvin Sands or members of his immediate family, which trust is under the control of Marvin Sands or members of his immediate family. As of the date hereof,
(x) except for, conversion rights associated with the Class B common stock, purchase rights associated with the Employee Stock Purchase Plan, options associated with the Stock Option Plan, the shares of Class A Common Stock to be issued pursuant to Section 1.3(d) of the Barton Stock Purchase Agreement, the Vintners Options and the Heublein Options, there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor, are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any Subsidiary except for obligations of Barton in connection with payments required under the Barton Phantom Stock Plan. The Company has heretofore delivered to the Agent a complete and correct copy of the Stock Option Plan as in effect on the date hereof.

          8.15  Subsidiaries, Etc.

          (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of
Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all Investments (other than Investments of the types described in clauses (b) through (e) of Section 9.08 hereof or disclosed in Part A of said Schedule III hereto) held by the Company or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and
(y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          (c) None of the Subsidiaries of the Company is, on the date of this Agreement, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of 9.19 hereof.

          8.16 Real Property. Except with respect to leased space which does not cost in excess of $10,000 per month in rental expense, set forth in Schedule V attached hereto is a list, as of the date of this Agreement, of all the real property interests held by the Company and its Subsidiaries (including all real property to be owned by Canandaigua West after giving effect to the Heublein Acquisition), indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

          8.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents, or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum) do not (with respect to any such information, financial statements, exhibits and schedules furnished to the Company (i) by Barton in connection with, in or pursuant to, the Barton Acquisition Docu-ments, or (ii) by Vintners in connection with, in or pursuant to, the Vintners Acquisition Documents, or (iii) by Heublein in connection with, in or pursuant to the Heublein Acquisition Documents to the best knowledge of the Company) contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be (with respect to any such information furnished to the Company (i) by Barton prior to the consummation of the Barton Acquisition in connection with, in or pursuant to, the Barton Acquisition Documents, or (ii) by Vintners prior to the consummation of the Vintners Acquisition in connection with, in or pursuant to, the Vintners Acquisition Documents, or (iii) by Heublein prior to the consummation of the Heublein Acquisition in connection with, in or pursuant to, the Heublein Acquisition Documents, to the best knowledge of the Company) true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents, or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

          8.18 The Barton Acquisition. The Company has hereto-fore delivered to each Bank a true and complete copy of the Barton Stock Purchase Agreement as in effect on the date hereof. After the consummation of the Barton Acquisition, the Company will have good title to all of the issued and outstanding shares of capital stock of Barton, free and clear of all Liens (other than Liens described in Section 8.12 hereof and permitted under
Section 9.06 hereof) and Barton will have good title to all assets reflected on the consolidated balance sheet of Barton and its Subsidiaries as of March 31, 1992, other than assets subse-quently sold in the ordinary course of business, free and clear of all Liens. The Company has delivered the requisite number of shares of its Class A Common Stock to the Seller Representatives and the Stock Escrow Agent (as such terms are defined in the Barton Stock Purchase Agreement) on or before the one hundred and eightieth day following the Closing (as so defined) and, as a result thereof, has not been required to deposit the sum of $22,500,000 with said Stock Escrow Agent, all as provided in
Section 1.3(d) of the Barton Stock Purchase Agreement.

          8.19 The Vintners Acquisition. The Company has delivered to each Bank, prior to the date hereof, a true and complete copy of the Vintners Acquisition Agreement as in effect on the date hereof. After the consummation of the Vintners Acquisition, Vintners Acquisition Corp. will have good title to all of the assets purported to be transferred to Vintners Acquisition Corp. pursuant to the Vintners Acquisition Agreement, free and clear of all Liens (other than Liens described in Section 8.12 hereof and permitted under Section 9.06 hereof) and Vintners Acquisition Corp. will have good title to all Vintners Assets, free and clear of all Liens. Vintners has no Subsidi-aries and, accordingly, Vintners Acquisition Corp. will not be acquiring any Subsidiaries pursuant to the Vintners Acquisition.

          8.20 The Heublein Acquisition. The Company has heretofore delivered to the Agent a true and complete copy of the Heublein Asset Purchase Agreement as in effect on the date hereof. After the consummation of the Heublein Acquisition, Canandaigua West will have good title to all of the assets purported to be transferred to Canandaigua West pursuant to the Heublein Acquisition Documents, free and clear of all Liens (other than Liens described in Section 8.12 hereof and permitted under Section 9.06 hereof). To the actual knowledge of the executive officers of the Company after due inquiry, except as set forth in Schedule II hereto, the representations and warranties set forth in Section 8.13 hereof, if made with respect to compliance by Heublein prior to the date hereof, would be true and complete with respect to the assets purported to be transferred to Canandaigua West pursuant to the Heublein Acquisition Documents.

          Section 9.  Covenants of the Company.  The Company
covenants and agrees with the Banks and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

          9.01 Financial Statements Etc. The Company shall deliver to each of the Banks:

          (a) as soon as available and in any event within 30 days after the end of each calendar month of each fiscal year of the Company, the internal management reports for the Company and its Consolidated Subsidiaries containing consoli-dated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such calendar month and the related consolidated balance sheet as at the end of such calendar month;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consoli-dated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respec-tive fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corres-ponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with generally accepted account-ing principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet, by an opinion thereon of independent certified public accountants of recognized national stand-ing, which opinion shall state that said consolidated finan-cial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substi-tuted therefor) or any national securities exchange;

          (e) promptly upon the mailing thereof to the share-holders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i)  any reportable event, as defined in
          Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of
          Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
          Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

             (iii)  the institution by PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affili-ate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default), or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
          Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v)  the institution of a proceeding by a
          fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
          Section 301 of ERISA, would result in the loss of tax-exempt status of the trust or which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (g) as soon as available and in any event within 20 Business Days after the end of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate as at the last day of such accounting period and from time to time as requested by the Agent or the Majority Banks (but not more frequently than twice in any fiscal year), a report of an independent collateral auditor (which may be, or be affiliated with, one of the Banks) with respect to the Eligible Receivables and Eligible Inventory components included in the Borrowing Base as at the end of a monthly accounting period, which report shall indicate that, based upon a review by such auditors of the Eligible Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company and its Subsidiaries) and Eligible Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such accounting period is accurate and complete in all material respects;

          (h) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

          (i) promptly after the preparation thereof, the balance sheet of the Company and its Consolidated Subsidiaries dated as of the Effective Date restated to reflect the reallocation of the total consideration paid by the Company to Heublein for the assets sold by Heublein to the Company pursuant to the Heublein Acquisition Documents; and

          (j) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a), (b) or (c) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07(f), 9.08(e), 9.08(f), 9.10, 9.11,
9.12, 9.13, 9.14, 9.15 and 9.23 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          In addition, the Company will deliver to the Banks, promptly upon receipt thereof (i) pursuant to Section 2.7 of the Barton Stock Purchase Agreement, copies of the financial statements and other information therein referred to, as well as copies of any EBIT Dispute Notice (as defined in the Barton Stock Purchase Agreement) delivered by the Company to the Seller Representatives (as so defined) pursuant to said Section 2.7 and
(ii) copies of all material notices and information and all financial statements delivered by Heublein to the Company under the Heublein Asset Purchase Agreement, including, without limitation, pursuant to Section 2.4 of the Heublein Asset Purchase Agreement, copies of the Closing Statement (as defined in the Heublein Asset Purchase Agreement) and the accompanying auditor's report delivered by Heublein to the Company in connection therewith and pursuant to Section 16.9 of the Heublein Asset Purchase Agreement, copies of the financial statements as set forth on Exhibit 16.9 thereto delivered by Heublein to the Company.

          9.02 Litigation. The Company will promptly give to the Agent for prompt delivery by the Agent to each Bank notice of all legal or arbitral proceedings, and of all proceedings, by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other pro-ceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Agent for delivery by the Agent to each Bank notice of the assertion of any Environ-mental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environ-mental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

          9.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, requirements under the relevant statutes relating to alcoholic beverages) if failure to comply with such require-ments could have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained) if failure to so pay and discharge could have a Material Adverse Effect;

          (d) maintain all of its Properties necessary to its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) upon reasonable notice, permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, to discuss its business and affairs with its officers, and to permit such represen-tatives to gain access to any other information in posses-sion or obtainable by any of the Obligors for purposes of bi-annual collateral audits prepared for the Banks, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

          9.04 Insurance. The Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, provided that in any event the Company will maintain (with respect to itself and each of its Subsidiaries):

          (1) Casualty Insurance -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Company and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to such deductibles as shall be reasonably satisfactory to the Majority Banks) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (excluding vehicles as to which the Company may self-insure against physical damage to motor vehicles in a manner and to the extent that corporations engaged in the same or similar business similarly situated customarily self-insure), at least equal to 90% of the actual replacement cost of such assets (excluding founda-tion, footings and excavation costs), subject to deductibles as aforesaid and (ii) in the case of inventory, not less than the replacement cost thereof, subject to deductibles as aforesaid, provided that damage resulting from earthquake and flood may be subject to stop-loss limits not less than $15,000,000 in the aggregate.

          (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

          (3) Comprehensive General Liability Insurance -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of the Company and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (4) Workers' Compensation Insurance -- workers' compensation insurance (including, without limitation,
     Employers' Liability Insurance) to the extent required by applicable law.

          (5) Product Liability Insurance -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by the Company or any of its Subsidiaries (including, without limitation, products sold, manufactured or processed by Barton or any of its Subsidi-aries prior to the Barton Acquisition, products manufactured or processed by Vintners prior to the Vintners Acquisition and products manufactured or processed by Heublein prior to the Heublein Acquisition) in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company and its Subsidiaries.

          (6) Business Interruption Insurance -- insurance against loss of operating income by reason of any Peril.

          (7) Other Insurance -- such other insurance as is generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by the Company and acceptable to the Majority Banks, and (other than workers' compensation) shall name the Agent as additional insured, or loss payee, as its interests may appear. Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Agent and shall also provide that the interests of the Agent and the Banks shall not be invalidated by any act or negli-gence of the Company or any Person having an interest in any Property covered by the Mortgages nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

          On or before the Effective Date, the Company will deliver to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respec-tive coverages, limits of liability, carrier, policy number and period of coverage. The Company will not obtain or carry sepa-rate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

          Without limiting the obligations of the Company under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Banks and the Agent in such amounts and against such risks as the Agent (or the Majority Banks) shall reasonably deem appropriate with respect to the requirements of the foregoing provisions and the Company shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

          For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Company and its Subsidiaries are located.

          9.05 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liqui-dation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for the Heublein Acquisition, Barton Acquisi-tion and the Vintners Acquisition, purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08 hereof, and Capital Expenditures permitted under Section 9.13 hereof. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) sales and other dispositions of Property so long as the amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $10,000,000 and (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms). Notwithstanding the foregoing provisions of this Section 9.05:

          (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any Wholly Owned Subsidiary; provided that in any such transac-tion, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company;

          (c) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder;

          (d) the Company may (either directly, or indirectly through its Wholly Owned Subsidiaries) at any time after August 31, 1994 acquire the business or Property from, or capital stock of, or enter into a joint venture with, or be a party to an acquisition of another Person so long as:

               (w) the aggregate amount of cash (and the fair market value of non-cash consideration) expended by the Company and its Subsidiaries in respect of any such joint venture in any fiscal year shall not exceed $10,000,000;

               (x) the aggregate amount of cash (and the fair market value of non-cash consideration) expended by the Company and its Subsidiaries in respect of all such transactions (including, without limitation, any joint venture) in any fiscal year shall not exceed the sum of
          (i) for any fiscal year after the fiscal year ending August 31, 1994, $15,000,000 plus (ii) an amount equal to the portion (if any) of the Net Available Proceeds received by the Company from Equity Issuances during such fiscal year that is not required pursuant to
          Section 2.11(d) hereof to prepay Loans (and/or to provide cover for the Letter of Credit Liabilities);

               (y) the Company will give the Banks at least 25 days prior written notice of each transaction to be consummated pursuant to this clause (d); and

               (z)  to the extent that the aggregate amount
          expended by the Company and its Subsidiaries in any fiscal year pursuant to this clause (d) shall exceed $15,000,000, the Company shall first have obtained the consent of the Majority Banks to the effect that the respective transaction or transactions giving rise to such expenditures will not, in the reasonable determination of the Majority Banks, adversely affect the creditworthiness of the Company and its Subsidiaries taken as a whole;

          (e) the Company may (either directly, or indirectly through its Wholly Owned Subsidiaries) sell, lease, transfer or otherwise dispose of the following facilities and related assets: California Products Facility, Fresno California; Tenner Brothers Facility, Patrick, South Carolina; Bisceglia Brothers Wine Co. (d/b/a California Fruit Products), Madera, California; Central Cellars Winery, Lodi, California; and Vintners International Company, Inc. Facility, Soledad, California;

          (f) the Company may, for the purpose of transferring its jurisdiction of incorporation from Delaware to another state of incorporation, merge with and into a Wholly Owned Subsidiary in a transaction constituting a tax-free reorganization under 368(a)(1)(F) of the Code, so long as:

               (x) the Company shall give the Banks and the Agent at least 15 days prior written notice of the occurrence of such merger;

               (y) such Subsidiary shall execute and deliver an instrument in form and substance satisfactory to each Bank and the Agent pursuant to which such Subsidiary shall, effective upon such merger, assume all of the obligations of the Company hereunder, under the Notes and under the Security Documents (and execute and deliver such other instruments as the Agent shall request to ensure the continued perfection and priority of any Liens granted by the Company pursuant to the Security Documents); and

               (z) such Subsidiary shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Company pursuant to Section 7.01 hereof upon the Effective Date or as any Bank or the Agent shall have requested; and

          (g) the Company may, for the purpose of making itself a Wholly Owned Subsidiary of a new holding company (herein the "Holding Company"), enter into a transaction of merger or consolidation with another entity or transfer its assets to another entity (such entity, in either such case, being herein called the "New Company"), so long as:

               (u) the Company shall give the Banks and the Agent at least 15 days prior written notice of the occurrence of such transaction (which notice shall specify the manner and timing in which such transaction is to occur);

               (v) in such transaction the shareholders of the Company shall receive in exchange for the shares of stock in the Company held by them immediately prior to such transaction newly-issued shares of stock in the Holding Company representing substantially the same respective percentage ownership interests in the Holding Company as such shareholders held in the Company immediately prior to such transaction;

               (w)  immediately after giving effect to such
          transaction, the Company (or the New Company, as the case may be) shall be a Wholly Owned Subsidiary of the Holding Company;

               (x) in the event that such transaction consti-tutes a merger with a New Company in which the Company is not the surviving entity or such transaction involves the transfer by the Company of its assets to a New Company, the New Company shall execute and deliver an instrument in form and substance satisfactory to each Bank and the Agent pursuant to which the New Company shall, effective upon such transaction, assume all of the obligations of the Company hereunder, under the Notes and under the Security Documents (and execute and deliver such other instruments as the Agent shall request to ensure the continued perfection and priority of any Liens granted by the Company pursuant to the Security Documents);

               (y) the Holding Company shall execute and deliver an instrument in form and substance satisfactory to each Bank and the Agent pursuant to which the Holding Company shall, effective upon such transaction, guaran-tee all of the obligations of the Company (or the New Company, as the case may be) hereunder, under the Notes and under the Security Documents and pledge all of the shares of stock held by it in the Company (or the New Company, as the case may be) and shall take such further action as the Agent shall request to ensure the perfection and priority of any Liens granted by the Holding Company pursuant to such instrument; and

               (z) the Holding Company and the Company (or the New Company, as the case may be) shall each deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consis-tent with those delivered by the Company pursuant to
          Section 7.01 hereof upon the Effective Date or as any Bank or the Agent shall have requested.

          9.06 Limitations on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents
     (and, prior to the Effective Date, Liens securing the Existing Loans);

          (b) Liens in existence on the date hereof and listed in Parts A and B of Schedule I hereto;

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', material-men's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggre-gate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto, or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (h) Liens upon tangible personal Property acquired after the date hereof by the Company or any of its Subsidi-aries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness permitted under
     Section 9.07(f) hereof representing, or incurred to finance, refinance or refund, the cost of such Property; provided that no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired; and

          (i) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

          9.07 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness of the Company or any of its Subsidiaries to the Banks hereunder (and, prior to the Effective Date, the Existing Loans);

          (b) Indebtedness of the Company or any of its Subsidiaries outstanding on the date hereof and listed in Part A of Schedule I hereto;

          (c)  Subordinated Indebtedness;

          (d) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

          (e) Indebtedness of the Company or any of its Subsidi-aries of the type described in clause (f) of the definition of "Indebtedness" in Section 1.01 hereof to the extent that the aggregate principal amount of all obligations Guaranteed by the Company and/or any of its Subsidiaries does not exceed $4,000,000;

          (f) additional Indebtedness of the Company up to but not exceeding $4,000,000 at any one time outstanding; and

          (g) Guarantees by the Company and its Subsidiaries of Indebtedness of the Company and its Subsidiaries.

          9.08 Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in Schedule III Part B hereto;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) Investments by the Company and its Subsidiaries in Subsidiaries of the Company;

          (e) Interest Rate Protection Agreements so long as the aggregate credit exposure under all Interest Rate Protection Agreements calculated at the time any Interest Rate Protec-tion Agreement is entered into does not exceed $1,000,000 (but without limiting its obligations under Section 9.16 hereof);

          (f) Investments permitted pursuant to clause (d) of the last sentence of Section 9.05 hereof;

          (g) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

          (h) Investments consisting of forward foreign exchange contracts entered into by the Company or its Subsidiaries in connection with hedging transactions in the ordinary course of business but excluding any such transactions which are speculative in nature;

          (i) additional Investments by the Company up to but not exceeding $6,000,000 at any one time outstanding; and

          (j)  the Senior Subordinated Note Guarantees.

          9.09 Dividend Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make any Dividend Payment at any time other than Dividend Payments in respect of (i) stock appreciation rights as contemplated by the Stock Option Plan in an aggregate amount not exceeding $500,000 in any fiscal year and (ii) payments under the Barton Phantom Stock Plan in an aggregate amount not exceeding $4,500,000 during the term of this Agreement. Nothing herein shall be deemed to prohibit the payment of any dividends by Subsidiaries to the Company and other Subsidiaries.

          9.10  Debt Ratio.  The Company will not permit the Debt
Ratio to exceed the following respective ratios at any time during the following respective periods:

          Period                               Ratio

     From September 1, 1994 through
       and including November 30, 1994       7.00 to 1

     From December 1, 1994 through
       and including February 28, 1995       7.00 to 1

     From March 1, 1995 through
       and including May 31, 1995            6.50 to 1

     From June 1, 1995 through
       and including August 31, 1995         6.00 to 1

     From September 1, 1995 through
       and including November 30, 1995       5.75 to 1

     From December 1, 1995 through
       and including February 28, 1996       5.50 to 1

     From March 1, 1996 through
       and including May 31, 1996            5.25 to 1

     From June 1, 1996 through
       and including August 31, 1996         5.00 to 1

     From September 1, 1996 through
       and including November 30, 1996       4.75 to 1

     From December 1, 1996 through
       and including February 28, 1997       4.75 to 1

     From March 1, 1997 through
       and including May 31, 1997            4.50 to 1

     From June 1, 1997 through
       and including August 31, 1997         4.50 to 1

     From September 1, 1997 through
       and including November 30, 1997       4.25 to 1

     From December 1, 1997 through
       and including February 28, 1998       4.25 to 1

     From March 1, 1998 through
       and including May 31, 1998            4.00 to 1

     From June 1, 1998 through
       and including August 31, 1998         4.00 to 1

     From September 1, 1998 through
       and including November 30, 1998       3.75 to 1

     From December 1, 1998 through
       and including February 28, 1999       3.75 to 1

     From March 1, 1999 and at all
       times thereafter                      3.50 to 1

          9.11  Tangible Net Worth.  The Company will not permit
Tangible Net Worth to be less than the following respective amounts at any time during the following respective periods:

          Period                               Amount

     From September 1, 1994 through
       and including November 30, 1994       $ 70,218,000

     From December 1, 1994 through
       and including February 28, 1995       $ 76,643,000

     From March 1, 1995 through
       and including May 31, 1995            $ 83,067,000

     From June 1, 1995 through
       and including August 31, 1995         $ 89,492,000

     From September 1, 1995 through
       and including November 30, 1995       $ 95,916,000

     From December 1, 1995 through
       and including February 28, 1996       $103,518,000

     From March 1, 1996 through
       and including May 31, 1996            $111,120,000

     From June 1, 1996 through
       and including August 31, 1996         $118,722,000

     From September 1, 1996 through
       and including November 30, 1996       $126,324,000

     From December 1, 1996 through
       and including February 28, 1997       $137,425,000

     From March 1, 1997 through
       and including May 31, 1997            $148,526,000

     From June 1, 1997 through
       and including August 31, 1997         $159,626,000

     From September 1, 1997 through
       and including November 30, 1997       $170,727,000

     From December 1, 1997 through
       and including February 28, 1998       $181,951,000

     From March 1, 1998 through
       and including May 31, 1998            $193,176,000

     From June 1, 1998 through
       and including August 31, 1998         $204,400,000

     From September 1, 1998 through
       and including November 30, 1998       $215,624,000

     From December 1, 1998 through
       and including February 28, 1999       $226,899,000

     From March 1, 1999 through
       and including May 31, 1999            $238,173,000

     From June 1, 1999 through
       and including August 31, 1999         $249,448,000

     From September 1, 1999 through
       and including November 30, 1999       $260,723,000

     From December 1, 1999 through
       and including February 28, 2000       $271,997,000

     From March 1, 2000 through and
       and including May 31, 2000            $283,272,000

     From June 1, 2000 and at all
       times thereafter                      $294,546,000.

Notwithstanding the foregoing, (i) on the date of any Equity Issuance in respect of which 100% of the Net Available Proceeds thereof shall have been applied pursuant to Section 2.11(d) hereof to the prepayment of Loans (and/or to provide cover for the Letter of Credit Liabilities) each of the respective amounts set forth above shall be adjusted by adding thereto an amount equal to the Net Available Proceeds in respect of such Equity Issuance (provided that, the aggregate amount of all such adjustments shall be no greater than $60,000,000) and (ii) upon receipt by the Banks of the financial statements referred to in
Section 9.01(i) hereof (so long as the amount determined pursuant to the succeeding clause (y) is greater than zero), each of the respective amounts set forth above shall be adjusted by subtracting therefrom an amount equal to the product of (x) .75 times (y) an amount equal to (A) $111,000,000 minus
(B) Intangibles as reflected on the restated balance sheet of the Company and its Consolidated Subsidiaries dated as of the Effective Date delivered to the Banks pursuant to Section 9.01(i) hereof.

          9.12 Fixed Charges Ratio. The Company will not permit the Fixed Charges Ratio to be less than 1.00 to 1 as at the last day of each fiscal quarter of each fiscal year.

          9.13 Capital Expenditures. The Company will not permit the excess of (i) the aggregate amount of Capital Expenditures by the Company and its Consolidated Subsidiaries made during any fiscal year over (ii) the aggregate proceeds received during such fiscal year from the sale of tangible Property of the Company and its Subsidiaries (but only to the extent such proceeds are used to replace such Property within six months of such sale) to exceed (A) for the fiscal year ending August 31, 1995, $40,000,000, and (B) for any fiscal year ending August 31, 1996, $17,000,000 and (C) for any fiscal year thereafter, $15,500,000; provided that, if the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount set forth opposite such fiscal year then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year and, for purposes hereof, the amount of Capital Expenditures made during any fiscal year shall be deemed to have been made first from the permitted amount set forth opposite such fiscal year and last from the amount of any carryover from any previous fiscal year.

          9.14 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

          Period                               Ratio

     From the Effective Date
      through August 31, 1994                 2.25 to 1

     From September 1, 1994
      through August 31, 1995                 2.75 to 1

     From September 1, 1995
      through August 31, 1996                 2.80 to 1

     From September 1, 1996
      through August 31, 1997                 2.90 to 1

     From September 1, 1997
      through August 31, 1998                 3.00 to 1

     From September 1, 1998 and
      at all times thereafter                 3.25 to 1

          9.15 Current Ratio. The Company will not permit the ratio of current assets of the Company and its Consolidated Subsidiaries to current liabilities of the Company and its Consolidated Subsidiaries to be less than 1.50 to 1 at any time. For purposes hereof, the terms "current assets" and "current liabilities" shall have the respective meanings assigned to them by GAAP.

          9.16 Interest Rate Protection Agreements. The Company will within 60 days of the Effective Date and at all times thereafter until August 31, 1996 maintain in full force and effect one or more Interest Rate Protection Agreements with one or more of the Banks (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), which effectively enables the Company (in a manner satisfactory to the Majority Banks), to protect itself against three-month London interbank offered rates exceeding 8.75% per annum as to a notional principal amount at least equal to the following respective amounts at the following respective dates:

                Fiscal Quarter            Amount

               November 30, 1994        $87,000,000
               February 28, 1995        $80,000,000
               May 31, 1995             $72,000,000
               August 31, 1995          $68,000,000
               November 30, 1995        $65,000,000
               February 28, 1996        $61,000,000
               May 31, 1996             $57,000,000
               August 31,1996           $57,000,000

          9.17 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) trans-fer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assump-tions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transac-tions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising there-from would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate. During any period that the Company is a public company regulated by, and required to file regular periodic reports with, the Securities and Exchange Commission, any compen-sation paid to an executive officer of the Company (who is an Affiliate) which has been specifically approved by the board of directors of the Company during such period will be deemed to be reasonable for purposes of the foregoing. Notwithstanding the foregoing, the Company may enter into so-called split-dollar life insurance agreements substantially in the form of Schedule VI hereto, so long as the aggregate amount of premiums payable by the Company during any fiscal year pursuant to such agreements shall not exceed $2,000,000 in the aggregate.

          9.18 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely to (a) finance the Heublein Acquisition, the Barton Acquisition and the Vintners Acquisition, (b) provide working capital for the Company and its Subsidiaries and (c) pay the expenses relating to the Heublein Acquisition, the Barton Acquisition and the Vintners Acquisition and the consummation of the transactions contemplated hereby (in compliance with all applicable legal and regulatory require-ments); provided that, neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          9.19 Certain Obligations Respecting Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly-Owned Subsidiary (other than with respect to BB Servicios, S.A. de C.V. or Monarch Wine Company, Limited Partnership, as to which the ownership interest of the Company shall not fall below that indicated on Schedule III hereto). The Company will not permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of pro-hibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          9.20 Additional Subsidiary Guarantors. The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than Inactive Subsidiaries) are Subsidiary Guarantors and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form any new Subsidiary after the date hereof which the Company or the respective Subsidiary anticipates will not be an Inactive Subsidiary (or, in the event that any Inactive Subsidiary shall cease to be an Inactive Subsidiary), the Company or the respec-tive Subsidiary will cause such new Subsidiary (or such Inactive Subsidiary which ceases to be an Inactive Subsidiary) to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder pursuant to a written instrument in form and substance satisfac-tory to each Bank and the Agent, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof upon the Effective Date or as any Bank or the Agent shall have requested.

          9.21 Modifications of Certain Documents. The Company will not, and will not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provi-sions of (i) the Barton Acquisition Documents (excluding adjustments agreed to by the Seller Representative (as defined in the Barton Stock Purchase Agreement) and the Company pursuant to
Section 2.1(e) of the Barton Stock Purchase Agreement), (ii) the Vintners Acquisition Documents or (iii) the Heublein Acquisition Documents without, in the case of any of clauses (i), (ii) and
(iii) above, the prior consent of the Agent (with the approval of the Majority Banks). In addition, notwithstanding the provisions of Sections 9.05(f) and 9.05(g), the Company will not consent to any modification, supplement or waiver of its Certificate of Incorporation as in effect on the date hereof without the prior consent of the Agent (with the approval of the Majority Banks).

          9.22 Subordinated Indebtedness. The Company may after the date hereof incur additional Subordinated Indebtedness subject to the following conditions each of which shall have been fulfilled in form and substance satisfactory to the Majority
Banks:

          (a) such Indebtedness shall be subordinated to the obligations of the Company to pay principal of and interest on the Loans, the Reimbursement Obligations and all other amounts payable hereunder on terms in form and substance satisfactory to the Majority Banks, it being understood that the terms and provisions of the Senior Subordinated Note Indenture are satisfactory to the Majority Banks;

          (b) such Indebtedness shall be an obligation of the Company only, and none of its Subsidiaries shall be contingently or otherwise obligated in respect thereof, unless subordinated to the obligations of such Subsidiary to pay principal of and interest on the Loans, the Reimbursement Obligations and all other amounts payable hereunder on terms in form and substance satisfactory to the Majority Banks, it being understood that the terms and provisions of the Senior Subordinated Note Indenture are satisfactory to the Majority Banks;

          (c) the aggregate principal amount of such Indebt-edness together with the aggregate principal amount of all other Subordinated Indebtedness of the Company shall not exceed $280,000,000 at any one time (including interest that will accrue after the date of issuance);

          (d) the proceeds of such Indebtedness shall be applied either to (i) refinance other Subordinated Indebtedness or
     (ii) prepay Loans (and/or provide cover for the Letter of Credit Liabilities) as provided in Section 2.11(j) hereof, provided that the aggregate principal amount of any such refinancing Subordinated Indebtedness shall not exceed the aggregate principal amount, plus accrued interest and premium, if any, on the Subordinated Indebtedness being refinanced;

          (e) the terms of such Indebtedness shall not provide for payment of any portion of the principal thereof prior to the date six months after the final maturity of the Loans hereunder;

          (f) at the time of issuance of such Indebtedness, and after giving effect thereto, the Interest Coverage Ratio shall not be less than the ratio in effect at that time as set out in Section 9.14 hereof (Interest Expense for such purpose to be calculated under the assumption that such Indebtedness was issued at the beginning of such period and that any other Indebtedness to be retired with the proceeds thereof was in fact retired on such date of issuance);

          (g) terms in respect of financial and other covenants, events of default and mandatory prepayments applicable to such Indebtedness shall have been reasonably determined by the Majority Banks to be terms that are at the time customary in the market for subordinated debt being incurred by borrowers, and in transactions, comparable in the reasonable judgment of the Majority Banks to the Company and proposed debt issuance, it being understood that the terms in respect of financial and other covenants, events of default and mandatory prepayments included in the Senior Subordinated Note Indenture are, in the judgment of the Majority Banks, comparable to those customary in such market;

          (h) at the time of issuance of such Indebtedness, and after giving effect thereto, the Company shall be in compliance with Sections 9.10, 9.11, 9.12 and 9.15 hereof (the determination of such ratios (and such amount with respect to Tangible Net Worth) shall be calculated under the assumption that such Indebtedness was issued, at the beginning of such period and that any other Indebtedness to be retired with the proceeds thereof was in fact retired on such date of issuance), and the Company shall have delivered to the Agent a certificate of its chief financial officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance; and

          (i) at the time of such issuance, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing hereunder and the Company shall have delivered to the Agent a certificate of its chief financial officer to such effect.

          Neither the Company nor any of its Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except that the Company may (i) make payments on the regularly-scheduled payment dates with respect to the principal of and interest on the Subordinated Indebtedness as in effect on the date hereof (or, as to any Subordinated Indebt-edness issued after the date hereof, as originally in effect), and (ii) so long as no Default shall have occurred and be contin-uing (or will occur as a result of such payment), from the pro-ceeds of Subordinated Indebtedness issued in accordance with the first paragraph of this Section 9.22, redeem Subordinated Indebtedness that is being refinanced as contemplated in clause
(d) of the first paragraph of this Section 9.22. Neither the Company nor any of its Subsidiaries will consent to any modifi-cation, supplement or waiver of any of the provisions of any Subordinated Indebtedness without the prior consent of the Agent (with the approval of the Majority Banks).

          9.23 Eligible Inventory Located in Off-Premises Warehouses. The Company will not, nor will it permit any of its Subsidiaries to, maintain Eligible Inventory at Off-Premises Warehouses in an amount in excess of $40,000,000 (as to the Company and all Subsidiaries) at any time unless either (a) the amount of such excess is subtracted from the amount of Eligible Inventory in determining the Borrowing Base or (b) the Company or such Subsidiary has taken such steps as are necessary to ensure that the Banks have a valid prior perfected security interest in such Eligible Inventory (including, without limitation, the filing of an appropriate uniform commercial code financing state-ment in the respective jurisdiction in which such Eligible Inventory is located naming the Company or such Subsidiary as "secured party" and the delivery of satisfactory evidence that such an arrangement constitutes a consignment or first priority perfected security interest under applicable law and that such security interest has been validly assigned to the Agent under the Security Agreement).

          Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Company or any Subsidiary Guarantor shall default in the payment when due (whether at stated maturity or at mandatory or optional prepayment) of any principal of any Loan or any Reimbursement Obligation; or the Company or any Subsidiary Guarantor shall default in the payment when due of any interest on any Loan or any Reimbursement Obliga-tion, or any fee or any other amount payable by it hereunder or under any other Basic Document and such default shall continue unremedied for two (or more) Business Days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness, or in the payment when due of any amount under any Interest Rate Protection Agreement, or in the payment when due of any amount under the Barton Stock Purchase Agreement, provided that such payment due and owing is in an amount greater than or equal to $100,000; or any event speci-fied in any note, agreement, indenture or other document evidencing or relating to Indebtedness in an aggregate princi-pal amount greater than or equal to $100,000 or any event specified in any Interest Rate Protection Agreement shall occur (and shall continue beyond any applicable period of grace) if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by any Obligor, or any certificate furnished to any Bank or the Agent pursuant to the provi-sions thereof, shall prove to have been false or misleading as of the time made or furnished if the effect thereof could have a Material Adverse Effect; or any representation or warranty made or deemed made in the Heublein Acquisition Documents by Heublein or the Barton Acquisition Documents by the Barton Stockholders or the Vintners Acquisition Documents by Vintners, or any certificate furnished to the Company pursuant to the provisions of any thereof, shall prove to have been false or misleading as of the time made or furnished if the effect thereof could have a Material Adverse Effect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(g), 9.01(h), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12,
     9.13, 9.14, 9.15, 9.22 or 9.23 hereof or any Obligor shall default in the performance of any of its obligations under
     Section 5.02 of the Security Agreement or any provisions of
     Section 1.03, 1.04 or 1.11 of the Mortgages; or any Obligor shall default in the performance of any of its other obliga-tions in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 45 (or more) days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advan-tage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjust-ment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bank-ruptcy, insolvency, reorganization, winding-up, or composi-tion or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $5,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by a one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any of its Subsidi-aries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execu-tion thereof shall not be procured, within 45 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(f) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condi-tion, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the reasonable determination of the Majority Banks, a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries of (or there shall have been asserted against the Company or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidi-aries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Banks are reason-ably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (k) Common stock of the Company (after giving effect to the exercise of all outstanding Equity Rights), having by its terms voting power to elect at least 50% (in number of votes) of the board of directors of the Company, shall cease to be owned in the aggregate by (i) Marvin Sands or members of his immediate family (including, parents, spouse, children and siblings) or (ii) a trust for the benefit of Marvin Sands or members of his immediate family, which trust is under the control of Marvin Sands or members of his immediate family; or a "Change in Control" under and as defined in the Barton Stock Purchase Agreement shall occur and be continuing; or

          (l) The face amount of the Barton Letter of Credit shall not be reduced on any date in the respective amount specified in Section 2.12(a) of the Barton Stock Purchase
     Agreement for such date;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Agent may, by notice to the Company, termi-nate the Commitments and/or terminate the Barton Letter of Credit (as provided therein) and/or declare all or any portion of the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable (provided that (x) if so requested by the Majority Revolving Credit Banks or, with respect to Swingline Loans, by the Swingline Bank, the Agent shall take such action with respect to the Revolving Credit Commitments and/or the Revolving Credit Loans, Reimbursement Obligations in respect of Revolving Letters of Credit, Swingline Loans and such interest and other amounts to the extent owed to the Revolving Credit Banks, or the Swingline Bank, as the case may be, (y) if so requested by the Majority Term Banks, the Agent shall take such action with respect to the Term Loan Commitments and the Term Loans and such interest and other amounts to the extent owed to the Term Loan Banks and (z) if so requested by the Majority Barton Letter of Credit Banks, the Agent shall take such action with respect to the Barton Letter of Credit Commitments and the termination of the Barton Letter of Credit (as provided therein) and/or the Reimbursement Obligations in respect of the Barton Letter of Credit and such interest and other amounts to the extent owed to the Barton Letter of Credit Banks), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause
(f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and all of the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor (and the Agent may terminate the Barton Letter of Credit as provided therein).

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and/or the Barton Letter of Credit Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Agent or the Majority Revolving Credit Banks or the Majority Barton Letter of Credit Banks, as the case may be, through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Company, forthwith, without any demand or the taking of any other action by the Agent or such Banks) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggre-gate undrawn face amount of all effected Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

          Section 11.  The Agent.

          11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certifi-cate or other document referred to or provided for in, or received by any of them under, this Agreement, any Note or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document, except as may be necessary to enforce any of the Security Documents; (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and (e) shall not be responsible to the Company or the Banks for (i) determining whether or not any of the transactions contemplated hereby qualifies as a Highly Leveraged Transaction, (ii) notifying the Banks regarding the Highly Leveraged Transaction status of any transaction contemplated hereby or of any change in that status or (iii) the correctness of any determination as to Highly Leveraged Transaction status. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys- in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

          11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Banks, the Majority Term Banks or all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          11.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default. The Agent shall (subject to Sections 11.01 and 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks or, if provided herein, the Majority Revolving Credit Banks or the Majority Term Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks, the Majority Revolving Credit Banks, the Majority Term Banks or all of the Banks.

          11.04 Rights as a Bank. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (with-out having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          11.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03, and including in any event any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Banks (or, if no Loans or Reimbursement Obligations are at the time out-standing, ratably in accordance with their respective Commit-ments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof, and including also any payments under any indemnity that the Agent is required to issue to any bank referred to in
Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the perfor-mance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other docu-ments and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

          11.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, that shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such succes-sor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          11.09 Consents under Basic Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supple-ment or waiver under any of the Basic Documents, provided that, without the prior consent of each Bank, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Agent is hereby authorized and instructed, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Majority Banks have consented.

          Section 12.  Miscellaneous.

          12.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02 Notices. All notices, requests and other communications provided for herein and under the Security Docu-ments (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 Expenses, Etc. The Company agrees to pay or reimburse (a) the Agent for paying all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase), in connection with
(i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) each of the Banks and the Agent for all reasonable costs and expenses of the Banks and the Agent (including, without limitation, reasonable counsels' fees and, to the extent permit-ted under applicable law, allocated costs for in-house counsel) in connection with (i) any Default and any enforcement or collec-tion proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated), or the obligations of the Company hereunder and
(ii) the enforcement of this Section 12.03; (c) each of the Banks and the Agent for all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Basic Document or any other document referred to herein or therein; (d) each of the Banks and the Agent for all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pur-suant to the Mortgages; and (e) each of the Banks and the Agent for all costs, expenses and other charges in respect of any collateral audit requested by the Agent or the Majority Banks pursuant to Section 9.01(g) hereof.

          The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the negligence or willful misconduct). Without limiting the generality of the foregoing, the Company will (x) indemnify the Agent for any payments that the Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify the Agent and each Bank from, and hold the Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidi-aries), or the past, present or future condition of any site or facility owned, operated or leased by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Agent or any Bank shall be in possession of any such site or facility follow-ing the exercise by the Agent or any Bank of any of its rights and remedies hereunder or under any of the Security Documents.

          12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Banks, or by the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the
Banks: (i) increase, or extend the term of any of the Commit-ments, or extend the time or waive any requirement for the reduc-tion or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, any Reimbursement Obligation or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this Section 12.04, (vii) modify the definition of the term "Majority Banks", "Majority Revolving Credit Banks" or "Majority Term Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the condi-tions precedent set forth in Section 7 hereof or (ix) alter the obligations of or release any Subsidiary Guarantor under Section 6 hereof provided that the Agent may, with the consent of the Majority Banks, release any Subsidiary Guarantor which is the subject of a disposition permitted by Section 9.05 hereof; (b) any modification or supplement of any provision hereof relating to the rights or obligations of Chase, in its capacity as the Swingline Bank, shall require the consent of Chase; and (c) any modification or supplement of Section 11 hereof shall require the consent of the Agent.

          12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  Assignments and Participations.

          (a) No Obligor may assign any of its rights or obliga-tions hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

          (b) Each Bank may assign any of its Loans, its Notes, its Commitments, and, if such Bank is a Revolving Credit Bank, its Revolving Letter of Credit Interest or, if such Bank is a Barton Letter of Credit Bank, its Barton Letter of Credit Inter-est (but only with the consent (which consent shall not be unreasonably withheld) of the Company and the Agent, and in the case of a Revolving Credit Commitment, Revolving Letter of Credit Interest, Barton Letter of Credit Commitment or Barton Letter of Credit Interest, the appropriate Issuing Banks); provided that
(i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; (iii) each such assignment by a Bank of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Revolving Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment and Revolving Letter of Credit Interest is assigned to the respective assignee; and (iv) each such assignment by a Bank of its Term Loans or Term Loan Commitment shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company, the appropriate Issuing Banks and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment(s), Loans, and if applicable, Letter of Credit Interest and Barton Letter of Credit Interest specified in such instrument, and upon consent thereto by the Company, the appropriate Issuing Banks and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company, the appropriate Issuing Banks and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s), Loans, Revolving Letter of Credit Interest and Barton Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment(s), Loans, Revolving Letter of Credit Interest and Barton Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,000.

          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans, Revolving Letter of Credit Interest or Barton Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 9.01(j) hereof with respect to its participation in such Loans, Revolving Letter of Credit Interest, Barton Letter of Credit Interest and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Bank" for purposes of said Section, but, except as other-wise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agree-ments executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans, Revolving Letter of Credit Interest or Barton Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans, Revolving Letter of Credit Interest, Barton Letter of Credit Interest and Commitments, and as if such Bank were funding each of such Loan, Revolving Letter of Credit Interest, Barton Letter of Credit Interest and Commit-ments in the same way that it is funding the portion of such Loan, Revolving Letter of Credit Interest, Barton Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, with-out the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's related Commitment,
(ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Bank.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including pros-pective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates without the prior written consent of each Bank.

          (g) Anything in this Section 12.06 to the contrary notwithstanding, the Swingline Bank may not assign, or sell a participation in, the Swingline Loans.

          12.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 12.03 hereof and the obligations of the Banks under Section 11.05 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

          12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11 Waiver of Jury Trial. EACH OBLIGOR, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12  Treatment of Certain Information.

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidi-aries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate.

          (b) Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accor-dance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agree-ment which is identified by the Company as being confidential at the time the same is delivered to the Banks or the Agent; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) if such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit J hereto; and provided further that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Company.

          12.13 Notices under the Senior Subordinated Debt Documents. Without the authorization of the Majority Banks, neither the Agent nor any Bank shall send to the Company or the Trustee under the Senior Subordinated Note Indenture any notice of a Default or Event of Default hereunder if such notice would result in a payment block in respect of the Senior Subordinated Notes.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              CANANDAIGUA WINE COMPANY, INC.



                              By
                               Title:


                              Address for Notices:

                              116 Buffalo Street
                              Canandaigua, New York  14424-1086

                              Attention:  Robert Sands, Esq.

                              Telecopier No.:  (716) 394-6017

                              Telephone No.:  (716) 394-7900

SUBSIDIARY GUARANTORS

BATAVIA WINE CELLARS, INC.

BISCEGLIA BROTHERS WINE COMPANY

CALIFORNIA PRODUCTS COMPANY

GUILD WINERIES & DISTILLERIES, INC.
(formerly known as Canandaigua California Acquisition Corp.)

TENNER BROTHERS, INC.

WIDMER'S WINE CELLARS, INC.


By_______________________________
  Title:

BARTON INCORPORATED

BARTON BRANDS, LTD.

BARTON BEERS, LTD.

BARTON BRANDS OF CALIFORNIA, INC.

BARTON BRANDS OF GEORGIA, INC.

BARTON DISTILLERS IMPORT CORP.

STEVENS POINT BEVERAGE COMPANY

MONARCH WINE COMPANY,
  LIMITED PARTNERSHIP

  By Barton Management, Inc.,
    Corporate General Partner

BARTON MANAGEMENT, INC.

VINTNERS INTERNATIONAL COMPANY, INC.
(formerly known as Canandaigua/Vintners Acquisition Corp.)

By_______________________________
  Title:

BARTON FINANCIAL CORPORATION

By_______________________________
  Title:

CANANDAIGUA WEST, INC.

By_______________________________
  Title:

                              BANKS


Barton Letter of Credit       THE CHASE MANHATTAN BANK
Commitment                      (NATIONAL ASSOCIATION)
$7,804,666.06

Revolving Credit Commitment
$51,200,823.42                By________________________________
                                Title:
Term Loan Commitment
$61,994,510.52
                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association),
                              1 Chase Manhattan Plaza
                              New York, New York  10081


                              Address for Notices:

                              The Chase Manhattan Bank, N.A.,
                              Rochester Division
                              1 Chase Square
                              Corporate Industries Dept.
                              Rochester, New York  14643

                              Attention:  Diana Lauria
                                          Vice President

                              Telecopier No.:  (716) 258-4258

                              Telephone No.:   (716) 258-5458

Barton Letter of Credit       THE CHASE MANHATTAN BANK
Commitment                      (NATIONAL ASSOCIATION),
$3,454,716.75                   ROCHESTER DIVISION

Revolving Credit Commitment
$22,663,921.91                By________________________________
                                Title:
Term Loan Commitment
$27,441,721.69
                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association),
                                Rochester Division
                              1 Chase Manhattan Plaza
                              New York, New York  10081


                              Address for Notices:

                              The Chase Manhattan Bank, N.A.,
                              Rochester Division
                              1 Chase Square
                              Corporate Industries Dept.
                              Rochester, New York  14643

                              Attention:  Diana Lauria
                                          Vice President

                              Telecopier No.:  (716) 258-4258

                              Telephone No.:   (716) 258-5458

Barton Letter of Credit       THE FIRST NATIONAL BANK OF BOSTON
Commitment
$2,580,054.90

Revolving Credit Commitment   By
$16,925,892.04                  Title:

Term Loan Commitment
$20,494,053.06
                              Lending Office for all Loans:

                              The First National Bank of Boston
                              100 Federal Street
                              Boston, Massachusetts  02110


                              Address for Notices:

                              The First National Bank of Boston
                              100 Federal Street
                              Boston, Massachusetts  02110

                              Attention:  J. Peter Mitchell
                                          Director

                              Telecopier No.:  (617) 434-6685

                              Telephone No.:   (617) 434-8307

Barton Letter of Credit       THE FIRST NATIONAL BANK OF CHICAGO
Commitment
$2,580,054.90

Revolving Credit Commitment
$16,925,892.04                By
                                Title:
Term Loan Commitment
$20,494,053.06
                              Lending Office for all Loans:

                              The First National Bank of Chicago
                              One First National Plaza, Suite 0173
                              Chicago, Illinois  60670


                              Address for Notices:

                              The First National Bank of Chicago
                              One First National Plaza, Suite 0173
                              Chicago, Illinois  60670

                              Attention:  Mary L. Hart
                                          Vice President

                              Telecopier No.:  (312) 732-2715

                              Telephone No.:   (312) 732-6137

Barton Letter of Credit       MANUFACTURERS AND TRADERS TRUST
Commitment                      COMPANY
$2,580,054.90

Revolving Credit Commitment
$16,925,892.04                By
                                Title:
Term Loan Commitment
$20,494,053.06
                              Lending Office for all Loans:

                              Manufacturers and Traders Trust
                                Company
                              44 Exchange Street
                              Rochester, New York  14614


                              Address for Notices:

                              Manufacturers and Traders Trust
                                Company
                              44 Exchange Street
                              Rochester, New York  14614

                              Attention:  Philip M. Smith
                                            Regional Senior
                                            Vice-President

                              Telecopier No.:  (716) 325-5105

                              Telephone No.:   (716) 258-8261

Barton Letter of Credit       WELLS FARGO BANK, N.A.
Commitment
$2,580,054.90

Revolving Credit Commitment
$16,925,892.04                By
                                Title:
Term Loan Commitment
$20,494,053.06
                              Lending Office for all Loans:

                              Wells Fargo Bank, N.A.
                              420 Montgomery Street, 9th Floor
                              San Francisco, California  94104


                              Address for Notices:

                              Wells Fargo Bank, N.A.
                              420 Montgomery Street, 9th Floor
                              San Francisco, California  94164

                              Attention:  Lenny L. Mason
                                          Assistant Vice President

                              Telecopier No.:  (415) 421-1352

                              Telephone No.:   (415) 396-5997

Barton Letter of Credit       NATIONAL CITY BANK
Commitment
$1,612,534.30

Revolving Credit Commitment
$10,578,682.53                By
                                Title:
Term Loan Commitment
$12,808,783.17
                              Lending Office for all Loans:

                              National City Bank
                              1900 East Ninth Street, 10th Floor
                              Cleveland, Ohio  44114


                              Address for Notices:

                              National City Bank
                              1900 East Ninth Street, 10th Floor
                              Cleveland, Ohio  44114

                              Attention:  Susan Zoldak
                                          Account Representative

                              Telecopier No.:  (216) 575-9396

                              Telephone No.:   (216) 575-9322

Barton Letter of Credit       NBD BANK, N.A.
Commitment
$1,612,534.30

Revolving Credit Commitment
$10,578,682.53                By
                                Title:
Term Loan Commitment
$12,808,783.17
                              Lending Office for all Loans:

                              NBD Bank, N.A.
                              National Banking Division - East
                              611 Woodward Avenue
                              Detroit, Michigan  48226


                              Address for Notices:

                              NBD Bank, N.A.
                              National Banking Division - East
                              611 Woodward Avenue
                              Detroit, Michigan  48226

                              Attention:  Karl I. Bell
                                          Vice President

                              Telecopier No.:  (313) 225-1586

                              Telephone No.:   (313) 225-3368

Barton Letter of Credit       PNC BANK, NATIONAL ASSOCIATION
Commitment
$1,612,534.30

Revolving Credit Commitment
$10,578,682.53                By
                                Title:
Term Loan Commitment
$12,808.783.17
                              Lending Office for all Loans:

                              PNC Bank, National Association
                              One PNC Plaza
                              5th Avenue and Wood Street
                              Pittsburgh, PA  15265


                              Address for Notices:

                              PNC Bank, National Association
                              335 Madison Avenue
                              10th Floor
                              New York, New York  10017

                              Attention:  Thomas R. Colwell
                                          Assistant Vice President

                              Telecopier No.:  (212) 557-5461
                                                      or 5463

                              Telephone No.:   (212) 557-5345

Barton Letter of Credit       THE DAIWA BANK, LTD.
Commitment
$1,290,027.45                 By________________________________
                                Title:
Revolving Credit Commitment
$8,462,946.02                 By
                                Title:
Term Loan Commitment
$10,247,026.53
                              Lending Office for all Loans:

                              The Daiwa Bank, Ltd. (Chicago Branch)
                              233 South Wacker Drive, Suite 4500
                              Chicago, Illinois  60606


                              Address for Notices (copy to Chicago
                                Branch):

                              The Daiwa Bank, Ltd.
                              450 Lexington Avenue, Suite 1700
                              New York, New York  10017

                              Attention:  James Drum
                                          Assistant Vice President

                              Telecopier No.:  (212) 818-0865

                              Telephone No.:   (212) 808-2340

Barton Letter of Credit       AMERICAN NATIONAL BANK AND TRUST
Commitment                      COMPANY OF CHICAGO
$492,767.24

Revolving Credit Commitment   By________________________________
$3,232,692.90                   Title:

Term Loan Commitment
$3,914,179.51                 Lending Office for all Loans:

                              American National Bank and Trust
                                Company of Chicago
                              33 North LaSalle
                              Chicago, Illinois  60690


                              Address for Notices:

                              American National Bank and Trust
                                Company of Chicago
                              33 North LaSalle
                              Chicago, Illinois  60690

                              Attention:  Gregory J. Purcell
                                          Second Vice President

                              Telecopier No.:  (312) 661-3566

                              Telephone No.:   (312) 661-5027

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent



                              By
                                Title:


                              Address for Notices to
                                Chase as Agent:

                                The Chase Manhattan Bank
                                  (National Association)
                                4 MetroTech Center
                                13th Floor
                                Brooklyn, New York  11245

                              Attention:  New York Agency

                              Telecopier No.:  (718) 242-6910

                              Telephone No.:   (718) 242-7979

   Second Amendment and Restatement dated as of August 5, 1994 of Amendment and Restatement of Credit Agreement
                    dated as of June 29, 1993
                              among
         Canandaigua Wine Company, Inc., it Subsidiaries
                   and certain banks for which
  The Chase Manhattan Bank (National Association) acts as agent

  Identification of Contents of Omitted Schedules and Exhibits

Schedule I          Material Agreements and Liens
Schedule II     Hazardous Materials
Schedule III        Subsidiaries and Investments
Schedule IV     Litigation
Schedule V      Real Property
Schedule VI     Life Insurance Agreements
Schedule VII        Existing Loan Reallocation

Exhibit A-1     Form of Revolving Credit Note
Exhibit A-2     Form of Term Loan Note
Exhibit A-3     Form of Swingline Note
Exhibit B           Form of Borrowing Base Certificate
Exhibit C           Form of Security Agreement
Exhibit D-1     Form of Modification and Confirmation of Deed of
                Trust (California-Bisceglia and Guild)
Exhibit D-2     Form of Modification and Confirmation of Deed of
                Trust (Vintners)
Exhibit D-3     Form of Modification and Confirmation of New York
                Mortgages
Exhibit D-4     Form of Modification and Confirmation of Kentucky
                Mortgage
Exhibit E           Form of New York Mortgage
Exhibit F           Form of Kentucky Mortgage
Exhibit G           Form of California Deed of Trust
Exhibit H-1     Form of Opinion of Special Counsel to Obligors
Exhibit H-2     Form of Opinion of California Counsel to Obligors
Exhibit H-3     Form of Opinion of Kentucky Counsel to Obligors
Exhibit H-4     Form of Opinion of Special New York Counsel to
Chase
Exhibit J           Form of Confidentiality Agreement
Exhibit K           Form of Barton Letter of Credit